EXECUTION COPY

ASSET PURCHASE AGREEMENT

dated as of

December 13, 2004

by and between

PITNEY BOWES INC.

and

THE STANDARD REGISTER COMPANY

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of December 13, 2004 by and between Pitney Bowes Inc., a Delaware corporation (“Buyer”), and The Standard Register Company, an Ohio corporation (“Seller”).

RECITALS

WHEREAS, Seller is currently conducting the Business; and

WHEREAS, Seller wishes to sell and Buyer wishes to purchase the Purchased Assets subject to the assumption of certain of the Liabilities of Seller upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements hereinafter set forth, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF ASSETS; CLOSING

1.1

Certain Terms.

Certain capitalized terms used in this Agreement are defined in Article X.

1.2

Sale and Purchase of Purchased Assets; Assumption of Certain Liabilities.

(a)

Purchased Assets.  Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, free and clear of all Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in and to the following Assets of Seller related to or used in the Business as they exist on the Closing Date, other than the Excluded Assets (all of such purchased assets being collectively referred to as “Purchased Assets”):

(i)

all Inventories;

(ii)

all Tangible Personal Property listed in Section 1.2(a)(ii) of the Disclosure Schedule;

(iii)

subject to Section 5.16, all Contracts related to the Business that are not excluded under Section 1.2(b)(v) (the “Assumed Contracts”) and Seller’s rights under the Excluded Contracts, but only to the extent set forth in Section 1.2(b)(v) of the Disclosure Schedule;

(iv)

all of Seller’s books and records relating to the Purchased Assets and the Liabilities of Seller other than the Excluded Assets and the Excluded Liabilities (and, to the extent such books and records do not relate exclusively to such Assets and Liabilities, copies thereof) including, but not limited to, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, supplier lists, quality control records and procedures, customer complaint and inquiry files, research and development files, records, data (including, but not limited to, all correspondence with any Governmental Body), sales material and records (including, but not limited to, pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research, Seller Intellectual Property files, and, subject to Legal Requirements, copies of all personnel records relating to employees of the Business;

(v)

the Intellectual Property of Seller described or set forth in Section 1.2(a)(v) of the Disclosure Schedule (the “Seller Intellectual Property”);

(vi)

all claims and proceeds under insurance policies arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Closing Date;

(vii)

all claims of Seller against third parties relating to the Purchased Assets or Assumed Liabilities, whether known or unknown, fixed or contingent; and

(viii)

all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof with respect to the Business included in the Closing Date Statement of Accounts, but not including prepayments relating to deferred revenue included in the Closing Date Statement of Accounts.

(ix)

intentionally omitted

Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Purchased Assets unless Buyer expressly assumes that Liability pursuant to Section 1.2(c).

(b)

Excluded Assets.  The following Assets of Seller existing on the Closing Date (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of Seller after the Closing:

(i)

all cash and cash equivalents and all Accounts Receivable;

(ii)

all minute books, corporate seals, stock record books and stock transfer records of Seller and Tax Returns and Tax records of Seller and records pertaining to the Excluded Assets and the Excluded Liabilities;

(iii)

all Real Property;

(iv)

all insurance policies and rights thereunder except to the extent specified in Section 1.2(a)(vii);

(v)

all Contracts listed in Section 1.2(b)(v) of the Disclosure Schedule (the “Excluded Contracts”);

(vi)

all personnel records and other records that Seller is required by law to retain in its possession;

(vii)

all claims for refunds of Taxes and other governmental charges of whatever nature for periods prior to the Closing Date to the extent such Taxes were paid by Seller;

(viii)

all rights and interests under any of the Plans;

(ix)

all rights of Seller in this Agreement and the other Transaction Documents;

(x)

all claims due from Affiliates of Seller or other parties related to Seller;

(xi)

any Intellectual Property of Seller not listed in Section 1.2(a)(v) of the Disclosure Schedule (“Excluded Intellectual Property”);

(xii)

all prepayments relating to deferred revenue included in the Closing Date Statement of Accounts;

(xiii)

all Permits; and

(xiv)

the Assets expressly designated in Section 1.2(b)(xiv) of the Disclosure Schedule.

(c)

Assumed Liabilities.  At the Closing, Buyer shall assume only the following Liabilities and shall in no event assume any of the Excluded Liabilities (the Liabilities to be assumed being referred to herein collectively as the “Assumed Liabilities”):

(i)

any trade account payable (other than a trade account payable to an Affiliate of Seller) incurred in the ordinary course of business and consistent with past practice to the extent reflected on the Closing Date Statement of Accounts and taken into account in the Net Working Capital Adjustment;

(ii)

any Liability to Seller’s customers incurred by Seller in the ordinary course of business consistent with past practice for orders outstanding on the Closing Date reflected on the Closing Date Statement of Accounts, including, but not limited to, fulfillment of performance obligations relating to deferred service contract liability;

(iii)

any Liability arising after the Closing Date under the Assumed Contracts, except for Liabilities caused by a breach by Seller of its obligations under such Contracts; and

(iv)

any Liability of Seller, including accrued miscellaneous Liabilities described in Section 1.2(c)(iv) of the Disclosure Schedule to the extent reflected on the Closing Date Statement of Accounts and taken into account in the Net Working Capital Adjustment.

Except as expressly provided in this Agreement and the other Transaction Documents, Buyer shall not assume or be liable, nor be deemed to have assumed or be liable for, any Liability of Seller of any nature whatsoever.

(d)

Excluded Liabilities.  The Excluded Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller.  “Excluded Liabilities” means all liabilities not expressly listed as Assumed Liabilities and includes, without limitation, the following Liabilities:

(i)

any Liability arising out of or relating to services of Seller to the extent sold prior to the Closing Date other than to the extent assumed pursuant to Section 1.2(c);

(ii)

any Liability under any Assumed Contract that arises after the Closing Date and arises out of or relates to any breach by Seller of its obligations under such Contract that occurred prior to the Closing Date;

(iii)

any Liability for Taxes, including, without limitation,  (A) any Taxes arising as a result of Seller’s operation of the Business or the ownership of the Purchased Assets on or prior to the Closing Date, (B) any Taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement and the transactions contemplated hereby, (C) any deferred Taxes of any nature and (D) any income or franchise Taxes of Seller for any period;

(iv)

any Liability that arises under any Contract not assumed by Buyer, including any Liability arising out of or relating to Seller’s credit facilities or any security interest related thereto;

(v)

any Environmental Liabilities arising out of or relating to facts, events, conditions or circumstances occurring or existing prior to the Closing Date;

(vi)

any Liability or obligation of Seller or any ERISA Affiliate with respect to any Employee Benefit Plan established, maintained, sponsored or contributed to by Seller or any ERISA Affiliate including, but not limited to (i) Liabilities for complete and partial withdrawals under any multiemployer plan (as defined in Section 3(37) of ERISA) pursuant to Section 4203 or 4205 of ERISA, respectively; (ii) Liabilities to the PBGC (including, without limitation, liabilities for premiums and terminations); (iii) Liabilities under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA; (iv) Liabilities arising under Section 412 of the Code or Section 302(a)(2) of ERISA; (v) Liabilities for any retiree medical benefits; and (vi) any Liability or obligation of Seller or any ERISA Affiliate to make contributions to any Employee Benefit Plan for periods ending on or prior to Closing; or any Liability or obligation of Seller or any ERISA Affiliate with respect to any current or former employee, director, shareholder, agent, independent contractor of Seller or any ERISA Affiliate;

(vii)

any Liability under any employment, severance, retention or termination agreement between Seller or any of its Affiliates and employees of Seller or any of its Affiliates;

(viii)

any Liability arising out of any employee grievance, claim or complaint, whether made prior to or after the Closing, arising out of or relating to any fact, event, circumstance or condition existing or occurring on or prior to the Closing Date, whether or not the employee is hired by Buyer;

(ix)

any Liability to any Affiliate of Seller;

(x)

any Liability to indemnify, reimburse or advance amounts to or arising from any Guarantee of Seller for the benefit of any Person, except to the extent provided in Section 1.2(c)(iii);

(xi)

any Liability arising out of any Proceeding pending as of the Closing Date or any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening on or prior to the Closing Date;

(xii)

any Liability arising out of or resulting from Seller’s compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(xiii)

any Liability of Seller (other than for Taxes, which are covered by Section 1.2(d)(iii) above) under or arising out of or in connection with the negotiation, execution or consummation of this Agreement or any other documents executed in connection with the transactions contemplated hereunder including, without limitation, any broker’s, finder’s, financial advisor’s, legal advisor’s or other similar fees and commissions payable in connection with the transactions contemplated by this Agreement;

(xiv)

any Liability for any refund arising out of or relating to the termination by any customer of any service for which a prepayment that constitutes an Excluded Asset under Section 1.2(b)(xii) was made prior to the Closing Date;

(xv)

any Liability for accrued commissions relating to any period prior to the Closing Date; and

(xvi)

any Liability of Seller based upon Seller’s or any of its Affiliates’ acts or omissions occurring on or after the Closing Date.

1.3

Payment of Purchase Price.

(a)

The Final Purchase Price shall be determined under and payable in the manner provided in this Agreement.

(b)

Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay to Seller $19,800,000, less the amount of Accounts Receivable set forth on the Reference Balance Sheet (the “Initial Purchase Price”), less the Escrow Deposit to be placed in escrow pursuant to Section 2.3, by delivery of cash payable by wire transfer of immediately available funds to Seller’s account set forth on Schedule I (“Seller’s Account”).  Following the Closing, the Initial Purchase Price shall be adjusted as provided in Article II.

1.4

The Closing.

The purchase and sale provided for in this Agreement shall take place at a closing (the “Closing”) (a) at the offices of Proskauer Rose LLP at 1585 Broadway, New York, New York, at 10:00 a.m. (local time) on December 31, 2004, and shall be effective as of 11:59 PM on such date, or (b) at such other time and place as the parties may agree.

1.5

Closing Deliveries.

(a)

At or prior to the Closing, Seller shall deliver to Buyer:

(i)

the Purchased Assets;

(ii)

a bill of sale in the form of Exhibit A dated the Closing Date and duly executed by Seller (the “Bill of Sale”);

(iii)

an assignment and assumption agreement in the form of Exhibit B dated the Closing Date and duly executed by Seller (the “Assignment and Assumption Agreement”);

(iv)

an assignment of the Seller Intellectual Property in the form of Exhibit C dated the Closing Date and duly executed by Seller (the “Assignment of Intellectual Property”);

(v)

such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer dated the Closing Date and duly executed by Seller;

(vi)

a certificate dated the Closing Date executed by the President or Chief Financial Officer of Seller in the form of Exhibit D;

(vii)

a copy of Seller's Articles of Incorporation (and all amendments thereto) certified by the Secretary of State (or other appropriate state official) of its state of incorporation and a copy of Seller's Code of Regulations certified by the corporate secretary;

(viii)

a long-form good standing certificate for Seller from the Secretary of State of the State of Ohio dated within ten (10) days prior to the Closing Date;

(ix)

an opinion of Dinsmore & Shohl LLP, counsel to Seller, dated the Closing Date, substantially in the form of Exhibit E;

(x)

releases of all Encumbrances on the Purchased Assets, other than Permitted Encumbrances;

(xi)

a sales representative and subcontract/reseller agreement in the form of Exhibit F (the “Sales Representative and Subcontract/Reseller Agreement”) dated the Closing Date and duly executed by Seller;

(xii)

a transitional services agreement in the form of Exhibit G (the “Transitional Services Agreement”) dated the Closing Date and duly executed by Seller;

(xiii)

intentionally omitted

(xiv)

keys to the applicable offices located in the real property that is subject to the Real Property License (as defined below) and any security access cards or badges required for employees of the Business to enter such real property or gain access to any area subject to such Real Property License;

(xv)

the Escrow Agreement dated the Closing Date and duly executed by Seller;

(xvi)

a license of certain Seller Real Property, between Buyer or an Affiliate of Buyer and Seller, as landlord, in the form of Exhibit H dated the Closing Date (the “Real Property License”); and

(xvii)

such other documents as Buyer may reasonably request.

(b)

At the Closing, Buyer shall deliver the Escrow Deposit to the Escrow Agent.

(c)

At or prior to the Closing, Buyer shall deliver to Seller:

(i)

an amount equal to the Initial Purchase Price less the Escrow Deposit;

(ii)

a certificate executed by an authorized officer of Buyer in the form of Exhibit I dated the Closing Date;

(iii)

an opinion of Proskauer Rose LLP, counsel to Buyer, dated the Closing Date, substantially in the form of Exhibit J;

(iv)

the Assignment and Assumption Agreement dated the Closing Date and duly executed by Buyer;

(v)

the Sales Representative and Subcontract/Reseller Agreement dated the Closing Date and duly executed by Buyer;

(vi)

the Transitional Services Agreement dated the Closing Date and duly executed by Buyer;

(vii)

the Escrow Agreement dated the Closing Date and duly executed by Buyer;

(viii)

the Real Property License dated the Closing Date and duly executed by Buyer; and

(ix)

such other documents as Seller may reasonably request.

ARTICLE II

PURCHASE PRICE ADJUSTMENT, ESCROW AND RELATED MATTERS

2.1

Net Working Capital and Accounts Receivable Adjustments.

(a)

The Initial Purchase Price shall be increased dollar-for-dollar (but not by more than $200,000) or decreased dollar-for-dollar (with no limitation) by the amount (the “Net Working Capital Adjustment”) that the Closing Net Working Capital on the Closing Date, as finally determined as provided in this Article II, is more than or less than the Reference Date Net Working Capital.  In addition, the Initial Purchase Price shall be increased or decreased dollar-for-dollar by the amount (the “Accounts Receivable Adjustment”) that the Accounts Receivable on the Closing Date (the “Closing Accounts Receivable”), as finally determined as provided in this Article II, is less than or more than the Accounts Receivable set forth on the Reference Balance Sheet (the “Reference Date Accounts Receivable”).  The Initial Purchase Price, as so increased or decreased, is referred to herein as the “Final Purchase Price”.

(b)

Closing Date Statement of Accounts and Closing Date Statement of Receivable.  In order to conclusively determine the Closing Net Working Capital, the Net Working Capital Adjustment, the Closing Accounts Receivable and the Accounts Receivable Adjustment as of the Closing Date, as soon as reasonably practicable after the Closing Date (but not later than sixty (60) days thereafter), Seller will (at its expense) prepare a statement of the Purchased Assets and the Assumed Liabilities as of the Closing Date (the “Closing Date Statement of Accounts”) and a statement of the Closing Accounts Receivable (the “Closing Date Statement of Receivables”).  Buyer agrees that, during such 60-day period, Seller and its representatives shall have, for the purposes of preparing the Closing Date Statement of Accounts and the Closing Date Statement of Receivables, reasonable on-site access during normal business hours to properties and appropriate books and records relating thereto.  The Adjustment Documents shall be prepared in accordance with GAAP on a basis consistent with the financial statements of Seller as of and for the ten-month period ended October 24, 2004.  In connection with the preparation of the Closing Date Statement of Accounts, on or as promptly as practicable after the Closing Date (and in any event within five (5) business days thereafter), Seller shall conduct a physical count, in accordance with Section 2.1(b) of the Disclosure Schedule, of the quantity of Inventories as of the close of business on the day immediately preceding the Closing Date.  Seller’s responsibility in the prior sentence shall be limited to (i) causing The Reynolds and Reynolds Company (“Reynolds”) to conduct a count of the Inventory stored by Reynolds, (ii) reimbursing any out-of-pocket expenses incurred by Reynolds and (iii) providing a reconciliation of such count to the Reference Balance Sheet and a timeline therefor as described in Section 1.2(b) of the Disclosure Schedule.  At Buyer’s expense, Buyer and PricewaterhouseCoopers LLP (“PwC”) shall have the right to observe and test such physical count.  Buyer shall cause its field engineers to count all Inventory to which they have access and Buyer shall pay any other expenses relating to such Inventory count.

(c)

Disputes.  Seller shall deliver to Buyer on or prior to the date on which the Closing Date Statement of Accounts and the Closing Date Statement of Receivables are due (i) the Closing Date Statement of Accounts, (ii) a statement of the calculation of the Reference Date Net Working Capital, (iii) a statement of the calculation of the Closing Net Working Capital as of the Closing Date, (iv) a statement of the calculation of the resulting Net Working Capital Adjustment, (v) the Closing Date Statement of Receivables, (vi) a statement of the calculation of the Reference Date Accounts Receivable, (vii) a statement of the calculation of the Closing Accounts Receivable as of the Closing Date and (viii) a statement of the calculation of the resulting Accounts Receivable Adjustment (collectively, the “Adjustment Documents”).  The Adjustment Documents shall be final and binding on the parties, and deemed accepted by Buyer unless, within seventy-five (75) days after Buyer’s receipt thereof (during which period Buyer will cause PwC to audit the Closing Date Statement of Accounts and Closing Date Statement of Receivables), Buyer provides Seller with a written notice of objection with respect to the Adjustment Documents (an “Objection Notice”).  The Objection Notice shall specify in reasonable detail each item on the Adjustment Documents that Buyer disputes, the nature of any objection so asserted, and any portions of the Adjustment Documents, if any, that Buyer does not dispute.  Seller shall deliver to Buyer and PwC any customary management representation letters as required under United States generally accepted auditing standards for audits of similar scope and nature, and pertaining to the Closing Date Statement of Accounts and Closing Date Statement of Receivables, and other documents and information required in connection with the audit of these documents.  Seller shall cooperate in good faith and on a timely basis with Buyer and PwC in connection with their review of the Adjustment Documents and the audit of the Closing Date Statement of Accounts and Closing Date Statement of Receivables, and Seller shall provide Buyer and PwC with reasonable access to any of its personnel, books, records, schedules, analyses, working papers and other information relating to the Business.

(d)

Resolution of Disputes.  During the 30-day period following the date on which the Objection Notice is received by Seller, Seller and Buyer shall meet in an effort to resolve any objections contained therein.  If Seller and Buyer are unable to resolve the dispute within such 30-day period, then any disputed matter set forth in the Objection Notice which remains unresolved shall be submitted for final determination to Ernst & Young LLP (the “Independent Accounting Firm”).  The Independent Accounting Firm shall, based solely on the presentations made by Seller and Buyer and within sixty (60) days after the date of the Objection Notice, render a written report as to the resolution of each disputed matter set forth in the Objection Notice which remains outstanding, and as to the calculation of the Reference Date Net Working Capital, Closing Net Working Capital, Net Working Capital Adjustment, Reference Date Accounts Receivable, Closing Accounts Receivable and Accounts Receivable Adjustment and statement of the calculation of the Final Purchase Price.  The Independent Accounting Firm shall have exclusive jurisdiction over, and resort to the Independent Accounting Firm shall be the sole recourse and remedy of the parties against one another or any other Person with respect to, any disputes arising out of or relating to the Reference Date Net Working Capital, the Closing Date Statement of Accounts, the Net Working Capital Adjustment, the Reference Date Accounts Receivable, the Closing Date Statement of Receivables and the Accounts Receivable Adjustment.  The Independent Accounting Firm’s determination shall be conclusive and binding on all parties and shall be enforceable in a court of law.

(e)

Fees.  The Independent Accounting Firm’s fees and expenses shall be borne by Seller and Buyer in inverse proportion (as a percentage of the absolute dollar amount disputed) as Seller and Buyer prevail on the matters resolved by the Independent Accounting Firm.  The allocation of such fees and expenses shall be determined by the Independent Accounting Firm at the time of the Independent Accounting Firm’s resolution of the disputed matters set forth in the Objection Notice.

(f)

Final Adjustments.  The Net Working Capital Adjustment and the Accounts Receivable Adjustment shall each become final and binding upon the parties upon the earlier of (i) the failure by Buyer to object thereto within the period permitted under, and otherwise in accordance with, the requirements of Section 2.1(c), (ii) the written agreement between Buyer and Seller with respect thereto or (iii) the decision by the Independent Accounting Firm with respect to disputes under Section 2.1(d).

(g)

Payment.  Any reduction or increase in the Initial Purchase Price as determined pursuant to this Section 2.1 shall be paid by Seller (in accordance with the next sentence) or Buyer (as appropriate) to the other by wire transfer in immediately available funds within five (5) business days after the Final Purchase Price has become binding hereunder together with a rate of interest thereon equal to 2.5 percent per annum (compounded at the end of each calendar month) from and including the Closing Date until but excluding the date of actual payment (the “Interest Amount”).  In the event of a reduction in the Initial Purchase Price, Buyer and Seller will execute and deliver joint written instructions to the Escrow Agent directing the release of funds to Buyer in an amount equal to the total reduction in the Initial Purchase Price, plus the Interest Amount, up to the maximum amount provided in the Escrow Agreement (with any remaining amount being paid directly by Seller in the manner provided above).

2.2

Purchase Price Allocation.

Buyer shall engage Deloitte & Touche LLP (“D&T”) and Seller shall, in its discretion, prepare and deliver to D & T a proposed list of assumptions for consideration for allocation of the Initial Purchase Price, plus the Assumed Liabilities, within sixty (60) days after the Closing Date.  D&T shall prepare an allocation of the Initial Purchase Price, plus the Assumed Liabilities, taking into account any adjustments made thereto pursuant to this Agreement, among the Purchased Assets in accordance with Code Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate) (the “Allocation”).  D&T shall prepare the Allocation in its sole discretion.  D&T shall deliver the Allocation, in a written report to Buyer no later than thirty (30) days after the acceptance of the Adjustment Documents.  All services and work products (the “Deliverables”) rendered pursuant to Buyer’s engagement with D&T shall be solely for Buyer’s informational purposes and internal use, and are not intended to be and shall not be used by any person or entity other than Buyer.  The advice, opinions, reports and Deliverables issued by D&T shall not be distributed to Seller without the prior written consent of D&T.  Buyer agrees to provide a written request to D&T to release to Seller the advice, opinions, reports and Deliverables issued by D&T to Buyer, and Seller agrees to execute with D&T an acknowledgment of non-reliance and a release acceptable to D&T, or to engage D&T separately for such work products.  In the event that Seller wishes to rely on information within the Deliverables or derivatives of such information, Seller must seek to engage D&T separately for such work products as may be agreed upon by Seller and D&T for their relevant purposes and subject to D&T and Seller’s acceptance of D&T’s standard general business terms and conditions.  Seller and Buyer shall use their commercially reasonable efforts to agree to an allocation of the Purchase Price together with the Assumed Liabilities among the Purchased Assets.  In the event an adjustment to the Initial Purchase Price is made pursuant to Section 2.1 or any adjustment thereto is made, such allocation shall be revised accordingly by D&T and delivered to Buyer as soon as reasonably practicable, and Buyer and Seller shall use their commercially reasonable efforts to agree on such allocation as revised.  Buyer and Seller and each of their Affiliates shall take all actions and file all Tax Returns (including, but not limited to, IRS Form 8594 “Asset Acquisition Statement”) consistent with any agreed allocation unless required to do so by law and, in such event, Seller shall provide advance written notice to Buyer detailing (i) the reasons surrounding such inconsistent position and (ii) the position to be taken by Seller.  Each party shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the other may reasonably request to prepare such proposed allocations.

2.3

Escrow.

There shall be deposited in escrow with Citibank, N.A. (the “Escrow Agent”) an amount equal to $990,000 (the “Escrow Deposit”) of the Initial Purchase Price as part of the consideration for the Purchased Assets.  The Escrow Deposit shall be delivered by Buyer to the Escrow Agent at the Closing and shall be held and delivered by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement.  Any fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement shall be shared equally by Buyer and Seller.  Such fees payable by Seller shall be deducted from the amount payable by Buyer pursuant to Section 1.5(c)(i).  Between the date hereof and the Closing, the parties shall negotiate in good faith as to the terms of an escrow agreement (the “Escrow Agreement”) reflecting the terms of this Section 2.3 and otherwise as contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the exceptions to the following representations and warranties contained in the Disclosure Schedule attached hereto, Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

3.1

Organization, Good Standing and Qualification.

(a)

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on the Business as now conducted.  Seller is duly qualified to transact the Business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  Seller is so qualified in each of the fifty States.

(b)

Seller has delivered to Buyer correct and complete copies of the current Articles of Incorporation and Code of Regulations of Seller as currently in effect.

3.2

Right to Purchase Price.

No Person other than Seller is entitled to any portion of the Final Purchase Price.

3.3

Subsidiaries.

None of the Subsidiaries of Seller or any other Person in which Seller owns, directly or indirectly, any capital stock or other equity or ownership interest has any right, title or interest in or to any of the Purchased Assets.

3.4

Authorization; Enforceability.

Seller has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.  All corporate and other action on the part of Seller, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of Seller hereunder and thereunder has been taken.  Each of this Agreement and the other Transaction Documents constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

3.5

No Conflict.

Seller is not in violation of or default under any provision of its Articles of Incorporation or Code of Regulations or, with respect to the Business, in any material respect, of any Order or Contract to which it is a party or by which it is bound or any Legal Requirement applicable to it.  Except as set forth in Section 3.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision in any material respect, or an event which results in the creation of any Encumbrance upon any Purchased Assets.

3.6

Governmental Authorities; Consents.

Except as set forth in Section 3.6 of the Disclosure Schedule, no approval, Order, authorization, registration, qualification, designation, declaration or filing of or with, or notice to, or other Consent of, any Governmental Body on the part of Seller is required in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

3.7

Legal Compliance.

Seller and its predecessors and Affiliates have complied in all material respects with all Legal Requirements applicable to the Business, and no Proceeding or notice has been filed, given or commenced against any of them during the past three (3) years alleging any failure so to comply.

3.8

Licenses, Permits, Orders and Authorizations.

Except for qualifications or licenses to transact the Business in any jurisdiction based upon nexus, including, but not limited to those described in Section 3.1, there are no licenses, approvals, Consents, franchises, authorizations, security clearances and other permits of, to, from or with any Governmental Body, which are held by or applicable to Seller exclusively with respect to the Business (“Permits”) and no permits other than those described above are necessary to permit Seller to own, operate, use and maintain the Purchased Assets in the manner in which they are now operated and maintained and to conduct the Business as currently conducted.  Seller is not a party or subject to the provisions of any Order of any Governmental Body with respect to the Business.

3.9

Litigation.

Section 3.9 of the Disclosure Schedule contains a complete and correct description of all Proceedings involving Seller or any of its employees, officers or directors existing at any time during the past three (3) years related to the Business.  Except as set forth in Section 3.9 of the Disclosure Schedule, there is no Proceeding pending or, to Seller’s Knowledge, currently threatened against Seller that questions the validity of this Agreement or the right of Seller to enter into or consummate, or seeks to enjoin or obtain damages with respect to, the transactions contemplated hereby or by any of the other Transaction Documents, or that, if adversely resolved, could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect, nor is Seller aware that there is any basis for the foregoing.  The foregoing includes, without limitation, Proceedings pending or, to Seller’s Knowledge, threatened involving the prior employment of any of the employees of the Business, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers.  There is no Proceeding by Seller currently pending or which Seller intends to initiate related to the Business.

3.10

Financial Statements; Books and Records.

(a)

Attached as Exhibit K are Seller’s (i) income statement for the year ended December 28, 2003, (ii) income statement for the ten-month period ended October 24, 2004 and (iii) balance sheet as of October 24, 2004, in each case as prepared by Seller and certified by the Chief Financial Officer of Seller (collectively, the “Financial Statements”).  Except as set forth in Section 3.10(a) of the Disclosure Schedule, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated and with each other, present fairly the financial condition and results of operations of the Business for each such period, are correct and complete, are consistent with the books and records of Seller, which books and records are correct and complete in all material respects, and reflect adjustments for non-recurring items; provided, however, that the partial-year financial statements are subject to normal year-end adjustments, the effect of which will not be material individually or in the aggregate, and are presented without footnotes.

(b)

Seller maintains a system of internal accounting controls sufficient to provide assurance that transactions relating to the Business are executed with its management’s authorization, and all such transactions are recorded as are required to permit preparation of the Financial Statements in accordance with GAAP on a consistent basis (except as set forth in Section 3.10(a) of the Disclosure Schedule) and to maintain accountability for all material Assets and all Liabilities relating to the Business.

(c)

The books and records of the Business (i) accurately reflect all material items of income and expense and all material Assets and Liabilities of the Business, (ii) are in all material respects complete and correct and do not contain any material inaccuracies or discrepancies, (iii) have been maintained in accordance with good business and accounting practices, and (iv) have been made available to Buyer for its inspection.

(d)

Seller has not engaged in any monetary transaction, maintained any bank account or used any corporate funds with respect to the Business except for monetary transactions, bank accounts or funds which have been and are reflected in the books and records of Seller.

3.11

Title to Assets.

Seller owns the Purchased Assets free and clear of all Encumbrances, except Encumbrances listed in Section 3.11 of the Disclosure Schedule.

3.12

Absence of Certain Changes or Events.

Except as set forth in Section 3.12 of the Disclosure Schedule, since December 28, 2003, Seller has conducted the Business only in the ordinary course of business consistent with past practice and, with respect to the Business, there has not been any:

(a)

Material Adverse Change, and no event has occurred or state of facts exists that is reasonably likely to result in a Material Adverse Change;

(b)

material damage, destruction or loss, whether or not covered by insurance;

(c)

sale, exchange or other disposition of any of the Purchased Assets, other than the sale of its Inventory in the ordinary course of business consistent with past practice;

(d)

indebtedness incurred by Seller for borrowed money or any commitment to borrow money entered into by Seller or any loans or guarantees made or agreed to be made by Seller;

(e)

waiver by Seller of a right or of debt owed to it;

(f)

satisfaction or discharge of any Encumbrance or payment of any obligation by Seller not in the ordinary course of business consistent with past practice;

(g)

other than in the ordinary course of business, transaction or Contract entered into by Seller or its Affiliates relating to the Business or any Purchased Asset (including the acquisition or disposition of any Purchased Assets);

(h)

labor dispute, other than routine individual grievances, or any activity or proceeding to organize any employees of the Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

(i)

other than in the ordinary course of business, change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or payment of or agreement (written or oral) to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any, director, officer, employee, consultant or agent, or new employment, compensation or deferred compensation agreement (or any amendment of any such existing agreement);

(j)

amendment of any Plan (other than as required to comply with applicable Legal Requirements), or waiver of any material rights under, or permittance or provision for the acceleration of vesting or payment under, any provision of any Plan;

(k)

any equipment or any research and development expenses related to the Business, except in the ordinary course of business;

(l)

initiation, receipt or settlement of any Proceeding affecting the Business, the Purchased Assets or otherwise material to the Business;

(m)

change or amendment to any material Contract by which Seller or any of the Purchased Assets is bound or to which Seller or any of such Purchased Assets is subject, except in the ordinary course of business;

(n)

except as otherwise set forth in Section 3.12 of the Disclosure Schedule, any other event or condition of any character affecting Seller which would reasonably be likely to result in a Material Adverse Change; or

(o)

any agreement, whether oral or written, fixed or contingent, by Seller to do any of the foregoing.

3.13

Undisclosed Liabilities.

Seller has no Liability (and, to Seller’s Knowledge, there is no basis for any present or future Proceeding against Seller giving rise to any Liability) related to the Business, other than (i) Liabilities set forth on the face of the Reference Balance Sheet (rather than the notes thereto), (ii) Liabilities incurred in the ordinary course of business consistent with past practice subsequent to October 24, 2004, (iii) obligations under Contracts incurred in the ordinary course of business consistent with past practice subsequent to October 24, 2004 and (iv) Liabilities set forth in Section 3.13 of the Disclosure Schedule, all of which Liabilities and obligations referred to in the foregoing clauses (i), (ii), (iii) and (iv), individually or in the aggregate, are not material to the Business or Purchased Assets.

3.14

Intellectual Property.

(a)

The Seller Intellectual Property contains only those items and rights which are:  (i) owned by Seller; (ii) in the public domain; or (iii) rightfully used by Seller pursuant to a valid and enforceable license or other similar Contract (the “Seller Licensed Intellectual Property”).

(b)

Section 1.2(a)(v) of the Disclosure Schedule contains a true and complete list of the Seller Intellectual Property.  All such Seller Intellectual Property is in good standing, all registrations of and applications for any such Seller Intellectual Property that is owned by Seller are in full force and effect and all of the fees and filings due as of the Closing Date with respect thereto have been or will be duly made.  The due dates, if any, specified in Section 3.14(b) of the Disclosure Schedule are accurate and complete.

(c)

Seller has all rights in the Seller Intellectual Property necessary to carry out the current activities of the Business, including, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Seller Licensed Intellectual Property, assign and sell the Seller Intellectual Property.  The Seller Intellectual Property constitutes all Intellectual Property which is necessary in order to conduct the Business as currently conducted, other than trademarks and similar intellectual property containing the name of Seller and software except as described in Section 3.14(c) of the Disclosure Schedule.

(d)

The Business as currently conducted and the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Seller Intellectual Property as engaged in by Seller does not, to Seller’s Knowledge, infringe on any Intellectual Property of any Person in the United States.  Except as set forth in Section 3.14(d) of the Disclosure Schedule, Seller has received no written notice that any claims (i) challenging the validity, effectiveness or, other than with respect to the Seller Licensed Intellectual Property, ownership by Seller of any Seller Intellectual Property or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in the Seller Intellectual Property by Seller or its respective agents or use by its respective customers infringes or will infringe any Intellectual Property of any Person, have been asserted or are threatened by any Person.  To Seller’s Knowledge, there is no unauthorized use, infringement or misappropriation of any Seller Intellectual Property by any third party, employee, former employee or contract worker.

(e)

Except as set forth in Section 3.14(e) of the Disclosure Schedule, Seller is not, nor as a result of the execution or delivery of this Agreement or the performance of Seller's obligations hereunder will be, in violation in any material respect of any license, sublicense, Contract or instrument involving any Seller Intellectual Property, nor will the execution or delivery of this Agreement, or the performance of Seller’s obligations hereunder, cause the material diminution, termination or forfeiture of Seller’s rights in any Seller Intellectual Property.

(f)

Except as set forth in Section 3.14(f) of the Disclosure Schedule, Seller owes no royalties or other payments to third parties in respect of the Seller Intellectual Property.

(g)

Seller has implemented commercially reasonable steps for the physical and electronic protection of the information assets of the Business from unauthorized disclosure, use or modification.  Section 3.14(g) of the Disclosure Schedule sets forth (i) each Known breach of security involving such information assets (ii) its Known consequences and (iii) the steps Seller has taken to remedy such breach.

(h)

All personally identifiable information used by or in the possession of Seller with respect to the Business has been collected, stored, maintained and used in all material respects in accordance with all applicable Legal Requirements including Seller’s applicable privacy policies.

(i)

Seller is not making and has not made any unauthorized and improper use of any confidential information of any other Person in connection with the Business.

(j)

Seller has provided to Buyer documentation with respect to any invention, process, computer software and program or other know-how included in the Seller Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, computer software and program or other know-how to facilitate its full and proper use without reliance on the special knowledge or memory of any Person.

3.15

Intentionally Omitted.

3.16

Tangible Assets.

Seller owns or leases all buildings, machinery, equipment, and other tangible Purchased Assets necessary for the conduct of the Business as now conducted.  Each such Purchased Asset has been maintained in accordance with normal industry practice, is in reasonably good operating condition and repair (subject to normal wear and tear and the useful life of such Purchased Asset), and is suitable for the purposes for which it is now used and proposed to be used.

3.17

Sufficiency of Assets.

The Purchased Assets together with the Excluded Assets and the rights of Buyer under the Ancillary Agreements constitute all of the assets which are used in the Business.  Except as set forth in Section 3.17 of the Disclosure Schedule, the Purchased Assets constitute all of the Assets used by Seller to conduct the Business as currently conducted.  Since December 28, 2003, Seller has not sold, transferred, licensed, assigned or delivered to any Affiliate any asset or property related to the Business.

3.18

Guarantees.

Neither Seller, in connection with the Business, nor any Purchased Asset is directly or indirectly a guarantor of, subject to or otherwise liable for any Liability or obligation (including indebtedness) of any other Person (collectively “Guarantees”), except for indemnity provisions in contracts entered into in the ordinary course of business.

3.19

Customers.

Section 3.19 of the Disclosure Schedule sets forth a complete and correct list of the names of all of the customers of the Business as of October 24, 2004, including the bill to address, equipment location, annual gross revenues per customer, expiration date of the underlying contract and services provided.  Except as set forth in Section 3.19 of the Disclosure Schedule, Seller is not or has not been engaged in any material dispute with any customer of the Business that since January 1, 2004, has accounted for gross revenues on an annualized basis of $25,000 or more.  Seller has not received any actual notice or Knows that any customer of the Business that, since January 1, 2004, has accounted for gross revenues on an annualized basis of $25,000 or more has ceased, or after the Closing will cease, to use the services, products, equipment or goods of the Business or has substantially reduced, or after the Closing will substantially reduce, the use of such services, products, equipment or goods at any time.

3.20

Suppliers.

Section 3.20 of the Disclosure Schedule sets forth a complete and correct list of the names and addresses of the suppliers of the Business that accounted for the top forty vendors as calculated by total invoiced amounts to Seller from December 28, 2003 to October 24, 2004 and the amount during such period for which Seller was invoiced by each such supplier.  Except as set forth in Section 3.20 of the Disclosure Schedule, Seller is not or has not been engaged in any material dispute with any such suppliers of the Business since December 29, 2003.  Seller has not received any actual notice or Knows that any suppliers of the Business will not sell services, raw materials, supplies, merchandise and other goods to Seller at any time after the Closing Date on terms and conditions substantially similar to those currently in effect, subject only to general and customary price increases.  Seller has adequate sources of supply for the Business as now conducted.  Except as set forth in Section 3.20 of the Disclosure Schedule, Seller is not dependent on a supplier that is the sole supplier of any goods and services it requires to operate the Business.

3.21

Intentionally Omitted

3.22

Affiliated Transactions.

Except as set forth in Section 3.22 of the Disclosure Schedule and except for payments under compensation arrangements with Seller disclosed in Section 3.29 of the Disclosure Schedule, none of the Affiliates, officers, directors or employees of Seller or any Affiliate of any of them, is a party to any Contract with Seller or is directly or, to Seller’s Knowledge, indirectly interested in any Contract with Seller, in each case related to the Business.  Seller has not given any Guarantees or assumed any obligations of, and has no indebtedness to, any of its Affiliates, officers, directors, or employees, or any Affiliate of any of them and no such Person has any indebtedness to Seller, in each case related to the Business.  Except as set forth in Section 3.22 of the Disclosure Schedule, neither Seller nor any of its officers or, to Seller’s Knowledge, directors, employees or any Affiliate of any of them (i) has any material direct or indirect financial interest in any competitor, supplier or customer of the Business or (ii) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible Purchased Assets which Seller currently uses in the conduct of the Business.

3.23

Product Liability.

Seller has no material Liability (and has received no notice of any threatened Proceeding against it giving rise to any material Liability) arising out of any injury to individuals or property caused by the ownership, possession, or use of any service or product sold or delivered by Seller in the conduct of the Business not fully covered by insurance (subject to applicable deductibles).

3.24

Contracts.

(a)

Section 3.24(a) of the Disclosure Schedule sets forth a complete and correct list of the following Contracts to which Seller is a party or by which it is bound that relate to the Business:

(i)

Contracts with the top 320 customers of the Business as calculated by invoiced amounts due to Seller for the period from December 28, 2003 to October 24, 2004, Contracts with suppliers set forth in Section 3.20 of the Disclosure Schedule, and any other Contract (or group of related Contracts) involving the performance of services or the delivery of goods or materials by or to Seller, the performance of which will involve aggregate consideration in excess of $25,000;

(ii)

any agreement concerning a partnership or joint venture;

(iii)

any Contract (or group of related Contracts) under which it has created, incurred, assumed, or given any Guarantees of any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed an Encumbrance on any of the Purchased Assets;

(iv)

any material Contract concerning confidentiality;

(v)

any Contract with any Affiliates of Seller;

(vi)

any Contract with any labor union or association;

(vii)

any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis;

(viii)

any Contract under which it has advanced or loaned any amount to any of its directors, officers or employees;

(ix)

any Contract under which the consequences of a default or termination could have a Material Adverse Effect;

(x)

any Contract for the sale of any of the Purchased Assets other than in the ordinary course of business or for the grant to any Person of any option, right of first refusal or similar right to purchase any such Purchased Assets;

(xi)

any Contract which contains covenants of Seller not to compete with any Person or covenants of any other Person not to compete with Seller;

(xii)

any Contract relating to the acquisition by Seller of any operating business or the capital stock of any other Person;

(xiii)

any Contract requiring the payment to any Person of a brokerage or sale commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees, agents, alliance partners or other intermediaries in the ordinary course of business);

(xiv)

any lease, sublease or other Contract under which Seller is lessor or lessee of any equipment or other tangible property, other than Contracts that may be terminated on thirty (30) days or less notice (without penalty or premium);

(xv)

any Contract involving the assignment, transfer, license (whether as licensee or licensor), pledge or Encumbrance of any Seller Intellectual Property transferred hereunder;

(xvi)

any distribution or sales representative agreement or Contract appointing any representative, other than Contracts that may be terminated on thirty (30) days or less notice (without penalty or premium);

(xvii)

any Contract of a type not referenced above that is material to the Business that requires any Consent, waiver or other action by any Person in connection with the transactions contemplated hereby;

(xviii)

any other Contract (or group of related Contracts) of a type not referenced above the performance of which involves aggregate consideration in excess of $25,000; and

(xix)

each amendment, supplement and modification (whether written or oral (in the case of oral amendments, supplements and modifications, of which Seller has Knowledge)) in respect of any of the foregoing.

(b)

Seller has delivered to Buyer or made available to Buyer for copying a correct and complete copy of each written Contract listed in Section 3.24(a) of the Disclosure Schedule as amended to date and a written summary setting forth the terms and conditions of each oral Contract referred to in Section 3.24(a) of the Disclosure Schedule.  With respect to each such Contract: (i) the Contract is legal, valid, binding and enforceable against Seller and, to Seller’s Knowledge, each other party thereto, and is in full force and effect; (ii) except as set forth in Section 3.24(b) of the Disclosure Schedule, the Contract is assignable to Buyer without any Consent of any Person; (iii) Seller is not and, to Seller’s Knowledge, no other party is in breach or default, and no event has occurred which with the passage of time or giving of notice would constitute a breach or default by Seller or, to Seller’s Knowledge, any other party thereto or, to Seller’s Knowledge, permit termination, modification, or acceleration by Seller or any other party under the Contract; and (iv) Seller has not, and no other party in writing has, repudiated any provision of the Contract.

3.25

Employee Benefits Plans; ERISA.

(a)

Section 3.25(a) of the Disclosure Schedule contains a list of all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other employee benefit plans, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (each an “Employee Benefit Plan”) (1) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by Seller or any entity that would be deemed a “single employer” with Seller under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) on behalf of any employee, officer or consultant of the Business (whether current, former or retired) or their beneficiaries or (2) with respect to which Seller or any ERISA Affiliate has or has had since January 1, 1996 any obligation on behalf of any such employee, officer, consultant or beneficiary (each, a “Plan” and, collectively, the “Plans”).  Seller has delivered true, correct and complete copies of each of the Plans and related documents and governmental filings.

(b)

Since January 1, 1996, to Seller’s Knowledge, none of Seller or any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any Liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA.  To Seller’s Knowledge, no Purchased Asset is, or has been since January 1, 1996, subject to any lien under ERISA or the Code.

(c)

With respect to each of the Plans:  (1) each Plan that is intended to be qualified under Section 401(a) of the Code (i) has been timely amended to reflect the changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Department of Labor’s final regulations for claims procedures and the Internal Revenue Service’s (“IRS”) final regulations for minimum distributions, and the correct mortality table as prescribed in Revenue Ruling 2001-62 and (ii) has received a determination letter, opinion letter, advisory letter or notification letter, as applicable, from the IRS regarding its qualified status under the Code for all amendments required prior to EGTRRA, has time remaining to apply under applicable Treasury regulations or IRS pronouncements for a letter and to make any amendments necessary to obtain a favorable letter or, if reliance is permitted under IRS Announcement 2001-77, relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such plan, and, to Seller’s Knowledge, nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or Tax Liability; (2) all payments required by the Plan, any collective bargaining agreement or other agreement, or by applicable law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing Date shall have been made prior to the Closing Date (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by Seller as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels on its financial statements; (3) to Seller’s Knowledge, no action has been asserted, instituted or, to Seller’s Knowledge, is threatened or anticipated against any of the Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Seller or any ERISA Affiliate, any officer or employee thereof, or any of the assets of any trust of any of the Plans; (4) the Plan complies and has been maintained and operated in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; and (5) no Plan is or is reasonably expected to be under audit or investigation by the IRS, Department of Labor or any other Governmental Body and no such completed audit, if any, has resulted in the imposition of any Tax or penalty.

(d)

Except as set forth in Section 3.25(d) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not give rise to any Liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee of the Business (whether current, former or retired) or their beneficiaries solely by reason of such transactions or by reason of a termination following such transactions.

3.26

Environmental Matters.

(a)

For purposes of this Agreement, the term “Environment” shall mean any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, and biota; the term “Environmental Laws” shall mean any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of human health and safety or the Environment; the term “Environmental Liabilities” shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys’ and consultants’ fees) of investigation, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, (A) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned, operated or managed by Seller with respect to the Business, (ii) the use, offsite transportation, treatment, storage or disposal of Hazardous Substances generated by Seller with respect to the Business, including but not limited to any Liability arising out of the performance of services at a customer’s or third party’s location or facility, or (iii) the violation of any Environmental Laws with respect to the Business or (B) which arise under the Environmental Laws with respect to the Business; the term “Hazardous Substances” shall mean petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” “contaminants” or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.  All references in this Section 3.26 to Seller shall include each entity comprising Seller and any of its past Subsidiaries and all predecessors thereto, and any person or entity the liabilities of which, pursuant to the Environmental Laws, contractually, by common law, by operation of law or otherwise, Seller may have succeeded to.

(b)

All of the current and past operations of the Business and the Purchased Assets, including any operations at or from any real property presently or formerly owned, used, leased, occupied, managed or operated by Seller with respect to the Business (the “Real Property”), comply in all material respects and have at all times complied in all material respects with all applicable Environmental Laws.  Neither Seller nor, to Seller’s Knowledge, any other Person has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances at, on or under the Real Property, except in compliance in all material respects with all applicable Environmental Laws.

(c)

Neither the Purchased Assets nor the Real Property contains any Hazardous Substances in, on, over, under or at it in concentrations which would presently violate Environmental Laws or impose liability or obligations on the present or former owner, manager, or operator of such Real Property under the Environmental Laws for any investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at such Real Property.  None of such Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state.  Seller has not received any notice, whether oral or written, from any Governmental Body or other Person of any actual or threatened Environmental Liabilities with respect to the Real Property, the Purchased Assets or the conduct of the Business.

(d)

To Seller’s Knowledge, there are no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde, or other Hazardous Substances (other than small quantities of Hazardous Substances stored and maintained in accordance and compliance with all applicable Environmental Laws for use in the ordinary course of the Business) in, on, over, under or at any such presently owned, managed or operated Real Property.

(e)

To Seller’s Knowledge, there are no conditions existing at any such Real Property or with respect to such Purchased Assets, that require, or which with the giving of notice or the passage of time or both may require remedial or corrective action, removal or closure pursuant to the Environmental Laws.

(f)

Seller has all the Permits necessary for the conduct of the Business and for the operations on, in or at such Purchased Assets and Real Property which are required under applicable Environmental Laws and is in compliance in all material respects with the terms and conditions of all such Permits.

(g)

Seller has provided to Buyer all environmental reports, assessments, audits, studies, investigations, data and other written environmental information in its custody, possession or control concerning the Purchased Assets or Real Property.

(h)

Seller has not contractually, by operation of law, by the Environmental Laws, by common law or otherwise assumed or succeeded to any Environmental Liabilities of any predecessors or any other Person with respect to the Business.

3.27

Tax Returns and Payments.

(a)

Seller has timely filed (taking into account any extensions) all Tax Returns required to be filed by it with respect to the Purchased Assets or otherwise relating to the Business, and each such Tax Return was, as of the date of filing, true, complete and correct in all material respects.  All Taxes owed by Seller (whether or not shown on any Tax Return) have been timely paid, except those that are being disputed in good faith with adequate reserves therefor on the Reference Balance Sheet and as described in Section 3.27(a) of the Disclosure Schedule.

(b)

Section 3.27(b) of the Disclosure Schedule sets forth in general the jurisdictions in which Seller is required to file Tax Returns with respect to the Business or the Purchased Assets as if the Business were a stand-alone entity.  There are no ongoing Tax audits or investigations specifically relating to the Business or Purchased Assets pending with respect to Seller, and Seller has not received any written or oral notice of the commencement of any such audit or investigation.  During the last five (5) years, no written claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns asserting that Seller is or may be subject to taxation by that jurisdiction with respect to the Business.  During the last five (5) years, no Tax claim has become (or, with the passage of time, would reasonably be expected to become) a lien on any Purchased Assets of Seller.

3.28

Insurance.

Section 3.28 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and worker’s compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years with respect to the Business:

(i)

the name, address and telephone number of the broker;

(ii)

the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii)

the policy number and the period of coverage;

(iv)

the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v)

a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy:  (A) the policy is legal, valid, binding and enforceable against Seller and, to Seller’s Knowledge, each other party thereto, and is in full force and effect; (B) to Seller’s Knowledge, the policy will continue to be legal, valid, binding and enforceable against each other party thereto, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) Seller is not and, to Seller’s Knowledge, no other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default by Seller or, to Seller’s Knowledge, any other party thereto, or, to Seller’s Knowledge, permit termination, modification, or acceleration by Seller or any other party under the policy; and (D) no party to the policy has repudiated any provision thereof.  Seller has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the Business.  Section 3.28 of the Disclosure Schedule describes any self-insurance arrangements affecting the Business.

3.29

Employees; Labor Agreements and Actions.

(a)

Section 3.29(a) of the Disclosure Schedule sets forth a complete and correct list of the names, compensation levels and job titles of all of the employees or consultants of the Business.  Section 3.29(a) of the Disclosure Schedule sets forth a complete and correct list of all employment, consulting or severance agreements (not including Seller’s severance policy disclosed in Section 3.25) between Seller and any current or former employee or consultant of the Business whose compensation or severance benefits exceeded $50,000 on an annualized basis at any time since December 28, 2003 and which may not be terminated at will, or by giving notice of thirty (30) days or less, without cost or penalty.  Seller has delivered to Buyer true, correct and complete copies of each such agreement, as amended to date.

(b)

Except as set forth in Section 3.29(b) of the Disclosure Schedule, each employee of the Business has executed an agreement with Seller regarding confidentiality and proprietary information and, to Seller’s Knowledge, no such employee is in violation thereof.  Seller has provided Buyer complete and correct copies of all such agreements.  To Seller’s Knowledge, no employee of the Business is subject to a Contract that would prohibit such employee from performing services for Buyer (including, without limitation, selling and supporting any of Buyer’s products and services).

(c)

Seller is not bound by or subject to (and none of the Purchased Assets is bound by or subject to) any written or oral, express or implied, Contract, commitment or arrangement with any labor union with respect to the Business, and no labor union has requested or, to Seller’s Knowledge, has sought to represent any of the employees, representatives or agents of the Business.  There is no strike or other labor dispute involving the Business pending or, to Seller’s Knowledge, threatened, nor is Seller aware of any labor organization activity involving any employees of the Business.  Seller is not aware that any key employee of the Business, or that any group of key employees of the Business, intends to terminate his, her or their employment with Seller, or that Seller has a present intention to terminate the employment of any of the foregoing.  Except as set forth in Section 3.29 of the Disclosure Schedule, the employment of each employee of the Business is terminable at the will of Seller, subject to applicable law.

3.30

Certain Payments.

During the past three (3) years, neither Seller nor any of its Affiliates, nor any other Person associated with or acting for or on behalf of any of them, has directly or indirectly, in connection with the Business, (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or other similar payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Business, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or Asset that has not been recorded in the books and records of Seller.

3.31

Brokers’ Fees.

Except as set forth in Section 3.31 of the Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based on arrangements made by Seller or any of its Affiliates.

3.32

Full Disclosure.

No representation or warranty of Seller and no statement made herein or in the Schedules hereto or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of Seller contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

4.1

Organization and Good Standing.

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2

Authorization; Enforceability.

Buyer has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.  All corporate action on the part of Buyer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of Buyer hereunder and thereunder has been taken or will be taken prior to the Closing.  This Agreement and the other Transaction Documents each constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

4.3

No Conflict.

(a)

The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of Buyer’s Certificate of Incorporation or By-Laws or any Order or Contract to which it is a party or by which it is bound or any provisions of any Legal Requirement applicable to it.

(b)

Buyer is not and will not be required to give any notice to or make any filing with or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

4.4

Governmental Authorities; Consents.

No Consent, Order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any Governmental Body or other Person on the part of Buyer is required in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

4.5

Certain Proceedings.

There is no Proceeding pending or, to Buyer’s knowledge, currently threatened against Buyer that questions the validity of this Agreement or the right of Buyer to enter into or to consummate the transactions contemplated hereby or by any of the Transaction Documents, nor is Buyer aware that there is any basis for the foregoing.

4.6

Brokers’ Fees.

No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based on arrangements made by Buyer or any of its Affiliates.

ARTICLE V

COVENANTS

5.1

Access and Investigation.

Between the date of this Agreement and the Closing Date, Seller shall, and shall cause its representatives to, (a) afford Buyer and its representatives (collectively, “Buyer’s Advisors”) reasonable access during normal business hours to Seller’s AST system, personnel, properties, Contracts, books and records, financial, operating and other information and any other documents and data related to the Business, and (b) furnish Buyer and Buyer’s Advisors with copies of all such Contracts, books and records, financial, operating and other information and any other documents and data as Buyer may reasonably request.

5.2

Operation of the Business by Seller.

Seller agrees that from the date hereof until the Closing Date (unless Buyer shall otherwise consent in writing and unless otherwise expressly permitted hereunder) Seller shall (and shall cause its Affiliates to) (i) conduct the Business in the ordinary course consistent with past practice; (ii) use its commercially reasonable efforts to preserve intact the Business and relationships with third parties; (iii) taking into account the effects of this Agreement and the transactions contemplated hereby, keep available the services of the employees of the Business; (iv) confer with Buyer concerning operational matters of a material nature with respect to the Business; and (v) otherwise report periodically to Buyer concerning the status of the operations and finances of the Business and promptly convey the occurrence of any material event with respect to the Business.  Without limiting the generality of the foregoing, from the date hereof until the Closing Date, with respect to the Business, Seller will not (and will cause its Affiliates not to), without the consent of Buyer, which consent shall not be unreasonably withheld or delayed:

(a)

sell, lease, license or otherwise dispose of any of the Purchased Assets other than sales of Inventory in the ordinary course of business;

(b)

enter into any contract, agreement or other commitment giving any Person an option, rights of first offer or other similar rights with respect to the Purchased Assets or any of them;

(c)

other than in the ordinary course of business, consistent with past practice, increase or decrease the compensation, including, without limitation, the bonus, benefits or rate of pay, for any employee of the Business (except as required by contractual obligations existing on the date hereof and scheduled annual salary raises, as previously disclosed by Seller to Buyer), or terminate any employee of the Business;

(d)

bid upon or enter into any Contract, including, without limitation, any Contract with any customer or supplier, or engage in any transaction, in each case other than in the ordinary course of the Business consistent with its past practices;

(e)

incur or commit to incur any Liability other than in the ordinary course of the Business;

(f)

enter into any leases of capital equipment not consistent with past practice;

(g)

create any indebtedness or obligation that would be or could become an Encumbrance on the Purchased Assets;

(h)

do or fail to do any acts or permit any acts or omissions to act that would constitute a breach of a Contract required to be listed in Section 3.24(a) of the Disclosure Schedule, or other material obligation related to the Business;

(i)

fail to keep in effect and undiminished any present contract of insurance;

(j)

settle or agree to settle any Proceeding or otherwise waive any right thereto;

(k)

fail to maintain the tangible Purchased Assets in substantially the same condition as existing on the date hereof, ordinary wear and tear excepted;

(l)

other than in the ordinary course of business, consistent with past practice, amend, extend or terminate any Contract required to be listed in Section 3.24(a) of the Disclosure Schedule or grant any severance or termination pay or rights to, or enter into any employment or severance agreement with, any employee, officer, director or manager of Seller or any ERISA Affiliate, increase any benefits payable under existing severance or termination pay policies or employment or similar agreements or establish, adopt, enter into or, except as required by Legal Requirements, terminate or amend, any Plan, in each case other than on a basis applicable to Seller’s employees;

(m)

other than in the ordinary course of business, consistent with past practice, hire any new employee, except as a replacement for a current employee of the Business and on substantially the same terms and conditions;

(n)

take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at, or as of any time on or prior to, the Closing Date;

(o)

other than in the ordinary course of business, consistent with past practice, make any change to the prices, terms of sale, policies, methods, practices or procedures relating to the sales of services of the Business to customers or Affiliates or change in any manner any way it accounts for any sales;

(p)

enter into any agreement, whether oral or written, fixed or contingent, to do any of the foregoing; or

(q)

take any action that would reasonably be expected to result in a Material Adverse Change.

5.3

Tax Matters.

(a)

Before and after the Closing, Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees and agents to reasonably cooperate, in preparing and filing all Tax Returns, in resolving any audits or disputes relating to Taxes and in connection with any other matters relating to Taxes.

(b)

Seller shall deliver to Buyer at the Closing a certificate complying with the Code and applicable Treasury Regulations, in form and substance satisfactory to Buyer, certifying that the transactions contemplated by this Agreement are exempt from withholding under Code Section 1445.

(c)

All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest), incurred in connection with the transactions contemplated by this Agreement shall be paid when due by Seller.

5.4

Efforts to Consummate.

(a)

Seller shall, and shall cause each of its Affiliates to, at Seller’s expense, use their commercially reasonable efforts to take all action and do all things necessary to consummate, as soon as reasonably practicable, the transactions contemplated hereby, including, without limitation, (i) obtaining all Consents referred to in Section 3.6, at the sole cost and expense of Seller, (ii) filing all forms, registrations and notices required to be filed to consummate the transactions described herein and taking all actions necessary to obtain any requisite approvals, consents, Orders, exemptions, waivers or other Consents by or from any Person, and (iii)  satisfying the conditions to Buyer’s obligation to close the transactions contemplated hereby and avoiding taking any action that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any Consent from any Person, including without limitation any Governmental Body necessary to be obtained prior to the Closing.

(b)

After the date hereof, Seller shall consult with Buyer prior to making any filings with, or having any communications with, any Governmental Body with respect to the Business or this Agreement.  Prior to the Closing, each party shall promptly consult with the other party hereto with respect to, provide any necessary information with respect to, and provide the other party (or its respective counsel) with copies of, all filings made by such party with any Governmental Body or any other information supplied by such party to a Governmental Body in connection with this Agreement and the transactions described herein.  Each party hereto shall promptly inform the other of any communication from any Governmental Body regarding any of the transactions contemplated herein.

5.5

Notification.

Seller shall promptly notify Buyer in writing if Seller becomes aware of any event, fact or condition that would cause any of Seller’s representations and warranties in this Agreement to be untrue or incomplete or which makes the satisfaction of the conditions to Buyer’s obligation to close the transactions contemplated hereby impossible or unlikely; provided, however, that no disclosure by Seller pursuant to this Section 5.5 shall be deemed to amend or supplement any representation or Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant or other breach of this Agreement.  As promptly as practicable following receipt of such notification, Buyer will notify Seller in writing of its election to either (i) waive all of its rights and remedies with respect to the matters contained in Seller’s notification or (ii) reserve all of its rights and remedies with respect to such matters, in which case the parties shall use best efforts to negotiate a mutually acceptable resolution of such matters.  If the parties have not resolved any such matters by the Termination Date, the parties may mutually agree to extend the Termination Date to allow for such resolution.

5.6

Employment Matters.

(a)

No later than fifteen (15) days prior to the Closing Date, to the extent permitted by Legal Requirements, Seller shall provide Buyer and its Affiliates with all information requested by any of them about the employees who work in the Business.  No later than the later of ten (10) days after receiving such information or five (5) days prior to the Closing Date, Buyer or its Affiliate shall offer employment effective as of the date immediately following the Closing Date to all employees of the Business, to remain at their current employment location, pending the satisfaction by such employees of Buyer’s prerequisites for employment including, but not limited to, drug testing, background check, provision of satisfactory Form I-9, agreement to follow certain policies of Buyer including, as applicable, Buyer’s Conflict of Interest policy, Business Practices Guidelines and policy on non-binding mediation for employee disputes, and execution of non-competition and non-solicitation agreement and, where appropriate, execution of a confidentiality and intellectual property agreement.  Seller agrees to use its commercially reasonable efforts to assist Buyer in its efforts to hire such employees effective as of the date immediately following the Closing Date.  All offers of employment by Buyer shall be on terms and conditions that, in the aggregate, are substantially comparable to the terms and conditions of employment of similarly situated employees of Buyer or its Affiliate.  Buyer shall have no liability or responsibility for, and Seller and its Affiliates shall have sole liability and responsibility for, any and all severance pay and other employment termination obligations for Seller employees who decline Buyer’s offer of employment or who are unable to meet Buyer’s prerequisite hiring requirements as set forth above.  Notwithstanding the foregoing, nothing herein shall be construed to prevent Buyer from terminating the employment of any employee at any time after the Closing Date for any reason (or no reason).

(b)

Seller shall be solely responsible for compliance with the Worker Adjustment and Retraining Notification Act and any Liability arising thereunder as a result of the transactions contemplated by this Agreement.

(c)

Seller agrees that it shall be Seller’s sole responsibility to provide the required notices under Part 6 of Title I of ERISA (“COBRA”) to all M&A Qualified Beneficiaries (as defined in Treas. Reg. Section 54.4980B-9, Q&A 4), and that it shall provide coverage under COBRA to such individuals and shall be responsible for all obligations and liabilities relating to or arising under the COBRA continuation coverage requirements.

(d)

If any employee of the Business has incurred any deductibles in connection with any medical or dental plans for the calendar year in which the Closing occurs, Buyer will apply any such amount towards meeting any required deductibles under Buyer’s medical or dental plans for the same calendar year.  Seller will provide any information reasonably requested by Buyer in Buyer’s efforts to transfer to Buyer’s medical and dental plans the deductible history of the employees of the Business with respect to such medical and dental plans for such calendar year.

(e)

For purposes of determining eligibility to participate and the vesting of benefits under plans maintained or contributed to by Buyer (or an Affiliate) for the benefit of employees of the Business who are employed by Buyer (or an Affiliate) immediately after the Closing Date in connection with the transactions contemplated by this Agreement, and for purposes of calculating benefits under Buyer’s severance plan, short-term disability plan, 401(k) plan and vacation policy, Buyer shall give credit for years of service with Seller solely to the extent recognized by Seller under the applicable similar Plan maintained by Seller, and solely to the extent such time period is recognized under the terms of Buyer's or an Affiliate's plans, as if they were years of service with Buyer (or an Affiliate).

5.7

Bulk Sales Laws.

The parties agree to waive compliance with any applicable bulk sales laws or other similar laws.

5.8

No Negotiation.

(a)

Unless and until this Agreement is terminated pursuant to Article VIII, Seller shall not, and shall cause its representatives not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the Business or any of the Purchased Assets (other than sales of Inventory in the ordinary course of business consistent with past practice)(any such transaction is referred to herein as an “Acquisition Transaction”).

(b)

If Seller receives an offer or proposal relating to a possible Acquisition Transaction, Seller shall immediately notify Buyer and provide all information available to Seller to Buyer as to the identity of the party making any such offer or proposal and the terms thereof, and, if in writing, provide a copy of such offer or proposal to Buyer.

(c)

The parties recognize and acknowledge that a breach or attempted breach by Seller of this Section 5.8 will cause irreparable and material loss and damage for Buyer, the amount of which cannot be readily determined and as to which it will not have any adequate remedy at law or in damages.  Accordingly, in addition to any other remedy Buyer may have with respect to such breach or attempted breach, Buyer shall be entitled to preliminary and permanent injunctive relief without proof of actual damages or posting of any bond or other security.

5.9

Payment of Brokers’ Fees.

Seller agrees to pay all fees, commissions or other compensation to the Persons set forth on Schedule III with respect to the transactions contemplated by this Agreement, and neither Buyer nor any of its Affiliates will be liable for any such fees, commissions or other compensation.  Buyer agrees to pay all fees, commissions or other compensation to the Persons set forth on Schedule IV with respect to the transactions contemplated by this Agreement, and neither Seller nor any of its Affiliates will be liable for any such fees, commissions or other compensation.

5.10

Non-Competition; Non-Solicitation.

(a)

During the period commencing on the Closing Date and expiring on the later of the fifth anniversary of the Closing Date and the second anniversary of the expiration or termination of the Sales Representative and Subcontract/Reseller Agreement (the “Non-Compete Period”), except as provided in the Sales Representative and Subcontract/Reseller Agreement, neither Seller nor any of its Affiliates shall, directly or indirectly, for its own account or on behalf of any other Person other than Buyer, organize, own, manage, operate, join, control, finance or participate in, or assist any other Person to participate in the ownership, management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, employee, investor, owner, stockholder, partner, member, manager, joint venturer or otherwise with, or permit its name to be used by or in connection with, any business, enterprise or other entity engaged anywhere in North America in, or in competition with, the Business (except that Seller may provide its own internal maintenance and repair services incidental to its continuing operations and Seller may obtain such services from a third-party service provider for any equipment of Seller not serviced by the Business prior to the Closing Date); provided, however, that this Agreement shall not prevent the beneficial ownership for investment purposes only of 5% or less of any class of equity securities of any such Person which are registered under Section 12 of the Securities Exchange Act of 1934, as amended.  Nothing in this Agreement shall be construed to restrict Seller from competing with Buyer in any business other than as set forth in this Section 5.10(a).

(b)

With respect to any person who is or was an employee of the Business as of the date hereof or as of the Closing Date, during the Non-Compete Period, neither Seller nor any of its Affiliates shall, directly or indirectly, for its own account or on behalf of any other Person, solicit or employ any such person at any time during the six (6) months following the end of such person’s employment with Buyer, or induce or attempt to induce any such employee to leave his or her employment with Buyer or any of its Affiliates after the Closing.

(c)

Subject to the terms of the Sales Representative and Subcontract/Reseller Agreement, during the Non-Compete Period, neither Seller nor any of its Affiliates shall, directly or indirectly, for its own account or on behalf of any other Person, solicit (for the products and services of the Business), divert, take away or attempt to take away any of the customers of the Business or the business or patronage of any such customers or in any way interfere with, disrupt or attempt to disrupt any then existing relationships between Buyer or any of its Affiliates and any of its customers, suppliers, or other Persons with whom it deals (in each case in connection with the Business), or contact or enter into any business transaction in competition with the operations of Buyer in connection with the Business and any of its Affiliates with any such customers, suppliers or other Persons for any purpose.

(d)

With respect to any person who is an employee of Seller engaged in the sale of services on behalf of Buyer pursuant to the Sales Representative and Subcontract/Reseller Agreement (but not an employee of the Business) as of the Closing Date and who is not hired by Buyer pursuant to Section 5.6(a), during the Non-Compete Period, neither Buyer nor any of its Affiliates shall, directly or indirectly, for its own account or on behalf of any other Person, solicit or employ any such person at any time during the six (6) months following the end of such person’s employment with Seller, or induce or attempt to induce any such employee to leave his or her employment with Seller or any of its Affiliates after the Closing.

5.11

Confidential Information.

(a)

Buyer and Seller shall maintain in confidence, not disclose and not use except in connection with Buyer’s conduct of the Business following the Closing, and shall cause the directors, officers, employees, agents, and advisors of Buyer and Seller to maintain in confidence, any written, oral, or other information obtained in confidence from the other party hereto in connection with this Agreement or the transactions contemplated hereby, unless such information (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party in breach of this Agreement, generally known or available; (ii) is known by the receiving party at the time of receiving such information, provided the receiving party can demonstrate such knowledge by dated written records; (iii) is hereafter furnished to the receiving party by a third party who is not bound by an obligation of confidentiality to the disclosing party with respect to such information; (iv) is independently developed by or on behalf of the receiving party without any breach of this Agreement by dated written records; (v) is the subject of a written permission to disclose provided by the disclosing party; (vi) is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (vii) is required to be furnished or disclosed to a Governmental Body or is required to be used, furnished or disclosed by Legal Requirements.  Buyer acknowledges that in connection with this transaction, Buyer has received certain confidential information of Seller relating to Seller’s “supply” business, including but not limited to, financial information, operating practices, business plans, trade secrets and employee, customer and product information, that derives independent value from not being generally known to the public or to other persons who could obtain economic value from its disclosure (collectively, the “Confidential Supplies Information”).  Buyer agrees that with respect to such Confidential Supplies Information, Buyer shall remain subject to the restrictions and confidentiality obligations set forth in this Section 5.11(a) and, in addition, Buyer shall not disclose or use such Confidential Supplies Information for any purpose whatsoever.

(b)

Neither Seller nor any of its Affiliates shall at any time use or disclose to any Person other than Buyer any confidential or proprietary information, knowledge or data relating to the Business of Seller (including, without limitation, information relating to accounts, financial dealings, transactions, trade secrets, intangibles, customer lists, pricing lists, processes, plans and proposals), whether or not marked or otherwise identified as confidential or secret unless such information (i) is now, or hereafter becomes, through no act or failure to act on the part of Seller or any of its Affiliates in breach of this Agreement, generally known or available; (ii) is hereafter furnished to Seller or any of its Affiliates by a third party who is not bound by an obligation of confidentiality with respect to such information; (iii) is the subject of a written permission to disclose provided by the disclosing party; or (iv) is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby.  If compelled by a requirement of a Government Body or by Legal Requirements (including, without limitation, by subpoena or court order, but other than pursuant to routine filing requirements) or discovery to disclose any confidential information, Seller and any of its Affiliates, as applicable, promptly will notify Buyer in writing prior to making any disclosure to provide Buyer a reasonable opportunity to either waive any objection to such disclosure or request a remedy from the appropriate authority.  Seller and any of its Affiliates, as applicable, will cooperate with Buyer, at Buyer’s expense, in its efforts to obtain such a remedy.  If Buyer waives its objections or is unsuccessful in its request, Seller and any of its Affiliates, as applicable, will furnish only that portion of the confidential information that is generally required.

(c)

Seller and Buyer hereby acknowledge that no party to this Agreement is acting as an advisor to any other party hereto, nor will any party receive any amount that could be treated as a “minimum fee” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(3).

5.12

Acknowledgment.

The parties acknowledge that, in view of the nature of the Business and the business objectives of Buyer and Seller in entering into this Agreement and the transactions contemplated hereby, and the consideration paid therefor, the agreements contained in this Article V are reasonably necessary to protect the legitimate business interests of the parties and their respective Affiliates and that any violation of such agreements will result in irreparable injury to the other party and its Affiliates for which damages will not be an adequate remedy.  The parties therefore agree that in the event of a breach or threatened breach of any such agreements by a party or any of its Affiliates, the non-breaching party and/or its Affiliates shall be entitled to preliminary and permanent injunctive relief without proof of actual damages or posting of any bond or other security.

5.13

Refunds.

After the Closing Date, if Seller receives any refund or other amount which is or is related to the Purchased Assets for which Seller did not pay the corresponding invoice or is otherwise properly due and owing to Buyer in accordance with the terms of this Agreement, Seller shall promptly remit, or shall cause to be remitted, such amount to Buyer.

5.14

Seller Mail.

Effective upon the Closing Date, Buyer shall have the right to receive and open all mail, packages and other communications addressed to Seller that relate to the Purchased Assets, and Seller agrees to deliver promptly to Buyer any such mail, packages or other communications received directly or indirectly by Seller that relate to the Purchased Assets.  Buyer shall promptly deliver to Seller all mail, packages and other communications received directly or indirectly by Buyer that relate to the Excluded Assets, the Excluded Liabilities or Seller (but do not relate to the Purchased Assets).

5.15

Insurance.

Seller shall have full responsibility to maintain in effect without material modification up to and including the Closing Date, all existing policies or binders of insurance in existence at the date hereof.  Seller shall, prior to the Closing, cause its insurance carriers to add Buyer as an additional insured under all occurrence-based policies in effect during the 5 years preceding the Closing with such endorsements to provide that Buyer shall have rights to recover insurance proceeds for claims that arise in whole or in part, directly or indirectly, from pre-Closing events.  In addition, Seller shall maintain for a period of three (3) years from the Closing Date all claims-made policies in effect as of the date hereof at its own cost whether through the continuation of existing coverage or by means of a tail policy.  In the event such policies should be cancelled or otherwise become unavailable through the carriers presently providing such coverage, Seller shall obtain and maintain substantially equivalent coverage through other carriers.  Seller shall, as promptly as possible but in any event prior to the Closing Date, notify such carriers of any claims affecting such policies.  Prior to the Closing Date, Seller shall make available to Buyer periodic loss runs as well as copies of all policies in effect as of the date hereof.

5.16

Assignment.

Subject to the terms of the Sales Representative and Subcontract/Reseller Agreement and Section 5.18, if any of the Contracts or other Assets included in the Purchased Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable Legal Requirements without the Consent of some other Person, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof, and Buyer shall not assume the obligations of Seller.  If any such Consent is not obtained prior to Closing, Seller shall cooperate with Buyer to provide Buyer the benefits of any such agreement or Contract requiring Consent unless and until such Consent is obtained.  Notwithstanding the foregoing, Seller shall cooperate with Buyer to obtain any such Consent not previously obtained as soon as practicable after the Closing.

5.17

Use of Excluded Intellectual Property.

Buyer will, as promptly as practicable after the Closing Date, but in no event later than sixty (60) days after the Closing Date, remove or obliterate all of the Excluded Intellectual Property used in connection with the Purchased Assets from any signs, labels and other materials.  Notwithstanding the foregoing, Buyer shall be entitled (i) for a period of sixty (60) days after the Closing Date, to use any such signs, labels or other materials existing on the Closing Date in connection with the Purchased Assets and (ii) to use any Inventory that bears any of the Excluded Intellectual Property or any name, mark or logo similar thereto, where the removal of the Excluded Intellectual Property or any such similar name, mark or logo would not be commercially reasonable; provided, however, that Buyer may not use Seller’s stationery without Seller’s prior written consent in each instance, which consent shall not be unreasonably withheld.

5.18

Service Customers.

From and after the date hereof, Seller shall use commercially reasonable efforts, and shall cooperate with Buyer, to (i) obtain from the customers of the Business set forth in Section 5.18 of the Disclosure Schedule (the “Service Customers”) any necessary consents to the assignment to Buyer of the applicable service agreements set forth in Section 5.18 of the Disclosure Schedule and (ii) cause such agreements to be assigned to Buyer on or prior to the Closing Date.  If any service agreement is not assigned to Buyer on or prior to the Closing Date, Buyer will perform services for the relevant customer pursuant to the Sales Representative and Subcontract/Reseller Agreement.

5.19

Software License.

Effective as of the Closing, Seller hereby grants Buyer a non-exclusive, perpetual, fully paid-up, non-transferable (except to Buyer’s Affiliates), non-sublicensable (except to Buyer’s Affiliates), license to use in North America the object-code version of one (1) copy of the software set forth in Section 3.14(c) of the Disclosure Schedule.

5.20

Service of Seller’s Equipment.

Within thirty (30) days after the Closing, Buyer and Seller will use commercially reasonable and good faith efforts to enter into a one-year service agreement for the equipment of Seller currently serviced by the Business at the current price and on mutually agreeable terms, conditions and service levels.  In the interim, Buyer will service such equipment at the current prices used by the Business in accordance with industry-quality standards.  If Buyer and Seller fail to enter into such service agreement within such thirty (30) day period, Seller may obtain such services from third parties.

ARTICLE VI

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to consummate the transactions to occur at the Closing is subject to the satisfaction of the following conditions (which may be waived by Buyer, in its sole discretion, in whole or in part):

6.1

Accuracy of Representations.

The representations and warranties of Seller set forth in this Agreement, the other Transaction Documents and any certificate or document delivered to Buyer qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except for those representations and warranties that address matters as of a particular date which shall be true and correct as of such date).

6.2

Seller’s Performance.

Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3

Intentionally Omitted.

6.4

No Proceedings.

No Proceeding shall be pending or threatened wherein an unfavorable Order would be likely to (a) prevent consummation of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Buyer to own the Purchased Assets and to operate the Business as now conducted, and no such Order shall be in effect.

6.5

No Material Adverse Change.

No Material Adverse Change shall have occurred in the Business of Seller and no other event, loss, damage, change, condition or state of facts of any kind shall exist which constitutes a Material Adverse Change to the Business or the Purchased Assets.

6.6

Release of Encumbrances.

Buyer shall have received evidence reasonably satisfactory to Buyer of the termination of all loan agreements and security agreements secured by any of the Purchased Assets, of the termination and release of all Encumbrances on all Purchased Assets and of the termination of any UCC financing statements, or part thereof, relating thereto.

6.7

FIRPTA Certificate.

Seller shall have delivered to Buyer a certificate complying with the Code and applicable Treasury Regulations, in form and substance satisfactory to Buyer, certifying that the transactions contemplated by this Agreement are exempt from withholding under Code Section 1445.

6.8

Ancillary Agreements and Closing Deliveries.

Buyer shall have received duly executed counterparts to each Ancillary Agreement and such other documents and deliveries contemplated by Section 1.5(a).

ARTICLE VII

CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to consummate the transactions to occur at the Closing is subject to the satisfaction of the following conditions (which may be waived by Seller in its sole discretion, in whole or in part):

7.1

Accuracy of Representations.

Buyer’s representations and warranties in this Agreement and in the other Transaction Documents and any certificate or document delivered to Seller qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except for those representations and warranties that address matters as of a particular date which shall be true and correct as of such date).

7.2

Buyer’s Performance.

Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.3

No Proceedings.

No Proceeding shall be pending or threatened wherein an unfavorable Order could (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) affect adversely the right of Seller to sell the Purchased Assets to Buyer, and no such Order shall be in effect.

7.4

Ancillary Agreements and Closing Deliveries.

Seller shall have received duly executed counterparts to each Ancillary Agreement and such other documents and deliveries contemplated by Section 1.5(c).

ARTICLE VIII

TERMINATION

8.1

Termination Events.

This Agreement may, by written notice given prior to or at the Closing, be terminated:

(a)

by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived by the non-breaching party or cured by the breaching party within twenty (20) days after notice thereof from the non-breaching party;

(b)

(i) by Buyer if any of the conditions in Article VI have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Article VII have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c)

by mutual consent of Buyer and Seller; or

(d)

by Buyer or Seller if the Closing has not occurred (other than through Buyer’s or Seller’s, as the case may be, failure to comply with its obligations under this Agreement) on or before December 31, 2004, or such later date as Buyer and Seller may agree (the “Termination Date”).

8.2

Effect of Termination.

If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate, except that (i) the obligations in Section 5.11(a) and Articles IX and XI will survive such termination and (ii) if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies shall survive such termination; provided, however, that if this Agreement is terminated because of the breach of any provision of this Agreement other than Sections 5.8, 5.9 or 5.11, the breaching party will not have any liability to the other party unless such breach was intentional or willful or in the case of fraud.  Subject to the preceding sentence, each party’s rights of termination under Section 8.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies.

8.3

Election Not to Terminate.

Subject to Section 5.5, if Buyer shall consummate the Closing despite an event, condition or state of facts which would have permitted Buyer to terminate this Agreement under Section 8.1, such consummation shall not constitute a waiver of any rights Buyer has against Seller or any other Person arising out of such event, condition or state of facts.

ARTICLE IX

INDEMNIFICATION; REMEDIES

9.1

Survival of Representations and Warranties.

All representations and warranties of the parties contained in this Agreement shall survive the Closing Date until June 30, 2006, other than the representations contained in Sections 3.25, 3.26 and 3.27, which shall survive until six (6) months following the expiration of the applicable statutes of limitations; provided, however, (i) representations which are the basis for claims asserted under this Agreement prior to the expiration of such applicable time periods shall also survive until the final resolution of those claims; and (ii) the representations in Sections 3.1, 3.11, 4.1 and any representation or warranty made falsely by a party hereto intentionally or willfully shall survive the Closing without limitation.  The provisions of Articles V and XI of this Agreement shall survive the Closing in accordance with their terms.  Subject to Section 5.5, the right to indemnification, payment of damages and other remedies based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

9.2

Indemnification.

(a)

Subject to the provisions of this Article IX, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, and their respective officers, directors, employees, successors and assigns (collectively, “Buyer Indemnified Persons”), from and against, and will pay to any Buyer Indemnified Person the amount of, any and all claims, demands, Proceedings, losses, damages, penalties, liabilities, obligations, settlement payments, reasonable costs and expenses of every kind whatsoever (including without limitation, reasonable costs of investigating, preparing or defending any such claim or Proceeding and reasonable legal fees and disbursements), as and when incurred by such Buyer Indemnified Person and whether or not involving a third party claim (collectively, “Losses”), incurred or suffered by any of the Buyer Indemnified Persons, arising out of, based upon or in respect of:  (i) any inaccuracy of any representation or warranty or any breach of any covenant or agreement of Seller contained in this Agreement or any other Transaction Documents (including all schedules, exhibits and annexes hereto and thereto), (ii) all liability for Taxes of Seller or any Affiliates for any period (or portion thereof), regardless of whether it ends on the Closing Date, and all Taxes owed on account of the Assets or the operation of the Business for all Tax periods (and portions thereof) ending on or before the Closing Date, (iii) any broker’s, finder’s, financial advisor’s or other similar fees and commissions payable in connection with the transactions contemplated by this Agreement based on any arrangements made by Seller or any of its Affiliates, (iv) any Excluded Asset or Excluded Liability, (v) third party claims against the Business or the Purchased Assets or against any Buyer Indemnified Person in respect of any thereof to the extent arising out of or relating to events occurring on or before the Closing Date, including without limitation third party claims arising out of or relating to the execution, delivery or performance by Seller of this Agreement, any of the Transaction Documents or any transactions contemplated hereby or thereby, (vi) any claim by Xerox Corporation for a breach by Seller of its Negotiated Agreement with respect to the appointment of Xerox Corporation as Seller’s sole maintenance supplier for equipment specifically listed in such agreement and which is currently serviced by the Business, (vii) any Liability whatsoever that Buyer may incur if Seller fails to provide the required COBRA continuation coverage to M&A Qualified Beneficiaries and Buyer becomes legally obligated to provide such coverage or (viii) the conduct or ownership of the Business or the Purchased Assets on or prior to the Closing Date; provided, however, that Seller shall have no liability for indemnification or Losses arising from any inaccuracy of any of Seller’s representations or warranties unless and until all Losses arising from such inaccuracies exceed $200,000 in which case Seller shall be liable for all such Losses in excess of such amount; provided, further, however, that the foregoing limitation shall not apply to indemnification or Losses arising from any inaccuracy of any of Seller’s representations or warranties relating to Taxes.  Solely for purposes of determining whether Losses arising from all such inaccuracies exceeds such $200,000, all limitations in or qualification of representations and warranties excepting out immaterial matters shall be ignored.  In no event shall Seller’s aggregate liability for indemnification or Losses arising from any inaccuracy of any of Seller’s representations or warranties (other than those in Sections 3.1, 3.4, 3.11, 3.25, 3.26 and 3.27 and in the case of fraud) exceed an amount equal to 50% of the Final Purchase Price.

(b)

Subject to the provisions of this Article IX, from and after the Closing Date, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates, and their respective officers, directors, employees, successors and assigns (collectively, “Seller Indemnified Persons”), from and against any and all Losses incurred by the Seller Indemnified Persons arising out of, based upon or in respect of (i) any inaccuracy of any representation or warranty or any breach of any covenant or agreement of Buyer contained in this Agreement or any other Transaction Documents (including all schedules, exhibits and annexes hereto and thereto), (ii) any broker’s, finder’s, financial advisor’s or other similar fees and commissions payable in connection with the transactions contemplated by this Agreement based on any arrangements made by Buyer or any of its Affiliates, (iii) Assumed Liabilities, (iv) third party claims against the Business or the Purchased Assets or against any Seller Indemnified Person in respect of any thereof to the extent arising out of or relating to events occurring after the Closing Date, including without limitation third party claims arising out of or relating to the execution, delivery or performance by Buyer of this Agreement, any of the Transaction Documents or any transactions contemplated hereby or thereby, or (v) the conduct or ownership of the Business or the Purchased Assets after the Closing Date; provided, however, that Buyer shall have no liability for indemnification or Losses arising from any inaccuracy of any of Buyer’s representations or warranties unless and until all Losses arising from such inaccuracies exceed $200,000 in which case Buyer shall be liable for all such Losses in excess of such amount.  Solely for purposes of determining whether Losses arising from all such inaccuracies exceeds such $200,000, all limitations in or qualification of representations and warranties excepting out immaterial matters shall be ignored.  In no event shall Buyer’s aggregate liability for indemnification or Losses arising from any inaccuracy of any of Buyer’s representations or warranties (other than those in Sections 4.1 and 4.2 and in the case of fraud) exceed an amount equal to 50% of the Final Purchase Price.

(c)

To the extent permitted by applicable law, for income tax purposes, the parties agree to treat any indemnities payable under this Agreement as a purchase price adjustment.

9.3

Defense of Claims.

If a claim for Losses (a “Claim”) is to be made by a Buyer Indemnified Person or a Seller Indemnified Person (an “Indemnified Party”), such Indemnified Party shall give notice (a “Claim Notice”) to (i) Seller, in the case of an indemnification claim pursuant to Section 9.2(a) or (ii) Buyer, in the case of an indemnification claim pursuant to Section 9.2(b) (“Indemnifying Party”), in either case as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Article IX.  If any Proceeding is filed or instituted making a claim against any Indemnified Party with respect to a matter subject to indemnity hereunder, notice thereof shall be given to the Indemnifying Party as promptly as practicable; however, the failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure (to the extent determined by a court of competent jurisdiction).  After receipt of such a notice of a Proceeding, the Indemnifying Party shall have the right to defend the Indemnified Party against the Proceeding with counsel of its choice reasonably satisfactory to the Indemnified Party, unless the nature of the claim creates an ethical conflict for the same counsel to represent the Indemnified Party and the Indemnifying Party, so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Claim or Proceeding that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer caused by the Claim or raised in the Proceeding, (b) the Indemnifying Party provides the Indemnified Party with evidence that the Indemnifying Party will have the financial resources to defend against the Proceeding and fulfill its indemnification obligations hereunder, and (c) the Indemnifying Party conducts the defense of the Proceeding actively and diligently.  The Indemnifying Party shall not compromise or settle such Proceeding without the written consent of the Indemnified Party, unless (x) the Indemnified Party is not obligated to perform or to refrain from performing any act under such compromise or settlement, there is no encumbrance on any assets of the Indemnified Party and there is no injunctive or other non-monetary relief; (y) there is no finding or admission of any violation of any Legal Requirement, violation of the rights of any Person by the Indemnified Party or any other liability of the Indemnified Party to any Person; and (z) the Indemnified Party receives, as a part of such compromise or settlement, a complete, general and unconditional release in form and substance reasonably satisfactory to the Indemnified Party.  In all other cases the Indemnified Party may defend the Claim or Proceeding with counsel of its choosing at the expense of the Indemnifying Party.  The Indemnified Party may, at its own cost, participate in the investigation, trial and defense of any such Proceeding defended by the Indemnifying Party and any appeal arising therefrom.  The parties shall cooperate with each other in connection with any defense and in any notifications to insurers.  If the Indemnifying Party fails to promptly and diligently assume the defense of such Proceeding after receipt of notice hereunder, the Indemnified Party against which such Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Proceeding with counsel of its own choosing at the expense of the Indemnifying Party and the Indemnifying Party shall have the right to participate therein at its own cost.

9.4

Escrow Deposit.

The parties agree that the Escrow Deposit shall serve as security for Seller’s payment obligations under Section 2.1, if any, and the indemnification obligations of Seller under this Article IX, and any amounts payable under Section 2.1 and any indemnity payment due to Buyer under this Article IX shall be paid by the Escrow Agent (on behalf of Seller) to Buyer out of the Escrow Deposit, to the extent available, in accordance with the terms of the Escrow Agreement; provided, however, that to the extent that the amounts which become due and payable to Buyer under Section 2.1 and/or this Article IX exceed the amount of the Escrow Deposit then available to pay such amounts, then Seller shall pay such excess amounts to Buyer directly.

9.5

Exclusive Remedy.

The parties agree that with respect to any breach or inaccuracy of any representation or warranty contained in this Agreement or any other Transaction Document (including all schedules, exhibits and annexes hereto and thereto), the only relief and remedy available to the party not responsible for such breach or inaccuracy shall be indemnification as provided under this Article IX and subject to the terms, conditions and limitations contained herein, unless such breach or inaccuracy is willful or intentional or in the case of fraud.

9.6

Insurance.

Any payments made by Seller pursuant to Section 9.2(a) with respect to Losses or indemnification shall be reduced by the amount of any insurance proceeds received by a Buyer Indemnified Person under the insurance policies set forth in Section 5.15.

ARTICLE X

DEFINITIONS

10.1

Certain Definitions.

In this Agreement, the following terms have the meanings set forth below, which shall be equally applicable to both the singular and plural forms.  Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“Accounts Receivable” means (a) all trade accounts receivable and other rights to payment from customers of the Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Business, (b) all other accounts or notes receivable of Seller with respect to the Business and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing; all of which is net of Seller’s bad debt reserves with respect to the Business and calculated in accordance with GAAP applied on a consistent basis.

“Accounts Receivable Adjustment” has the meaning set forth in Section 2.1(a).

“Acquisition Transaction” has the meaning set forth in Section 5.8(a).

“Adjustment Documents” has the meaning set forth in Section 2.1(c).

“Affiliate or Affiliated” with respect to any specified Person, means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Allocation” has the meaning set forth in Section 2.2.

“Ancillary Agreements” means the Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Intellectual Property, the Transitional Services Agreement, the Sales Representative and Subcontract/Reseller Agreement, the Escrow Agreement and the Real Property License.

“Assets” means the Business and all properties, assets and rights of every kind, nature and description whatsoever, whether tangible or intangible, real, personal or mixed, fixed or contingent, choate or inchoate, known or unknown, wherever located (including, without limitation, cash, cash equivalents, accounts receivable, inventory, equipment, office furniture and furnishings, trade names, trademarks and patents, securities, contracts, agreements, licenses and real estate) of Seller, in each case related to or used in the Business.

“Assignment and Assumption Agreement” has the meaning set forth in Section 1.5(a)(iii).

“Assignment of Intellectual Property” has the meaning set forth in Section 1.5(a)(iv).

“Assumed Contracts” has the meaning set forth in Section 1.2(a)(iii).

“Assumed Liabilities” has the meaning set forth in Section 1.2(c).

“Bill of Sale” has the meaning set forth in Section 1.5(a)(ii).

“Business” means Seller’s business of providing hardware maintenance and repair services, whether directly to end-users or indirectly through resellers, for printers, document handling equipment, computer equipment, encoders and remittance processing equipment, all as conducted by the Business as of the Closing.

“Buyer” has the meaning set forth in the first paragraph hereof.

“Buyer’s Advisors” has the meaning set forth in Section 5.1.

“Buyer Indemnified Persons” has the meaning set forth in Section 9.2(a).

“Claim” has the meaning set forth in Section 9.3.

“Claim Notice” has the meaning set forth in Section 9.3.

“Closing” has the meaning set forth in Section 1.4.

“Closing Accounts Receivable” has the meaning set forth in Section 2.1(a).

“Closing Date” means the date and time as of which the Closing actually takes place.

“Closing Date Statement of Accounts” has the meaning set forth in Section 2.1(b).

“Closing Date Statement of Receivables” has the meaning set forth in Section 2.1(b).

“Closing Net Working Capital” means, with respect to the Closing Date Statement of Accounts, the current Purchased Assets (which, for purposes of this definition, shall include all Accounts Receivable) less the current Assumed Liabilities (which, for purposes of this definition, shall include long-term deferred revenue of the Business) of Seller determined in accordance with GAAP.

“COBRA” has the meaning set forth in Section 5.6(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Confidential Supplies Information” has the meaning set forth in Section 5.11(a).

“Consent” means any approval, consent, ratification, waiver, or other authorization of, notice to or registration, qualification, designation, declaration or filing with any Person, including without limitation, any governmental authorization.

“Contract” means any agreement, contract, option, license, instrument, mortgage, obligation, commitment, arrangement, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or otherwise.

“Deliverables” has the meaning set forth in Section 2.2.

“Disclosure Schedule” means the Schedule attached to this Agreement as a schedule, entitled Disclosure Schedule.

“D&T” has the meaning set forth in Section 2.2.

“EGTRRA” has the meaning set forth in Section 3.25(c).

“Employee Benefit Plan” has the meaning set forth in Section 3.25(a).

“Encumbrance” means any charge, claim, community property interest, easement, demand, encumbrance, equitable interest, lien, mortgage, charge, option, purchase right, pledge, security interest, right of first refusal or any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” has the meaning set forth in Section 3.26(a).

“Environmental Laws” has the meaning set forth in Section 3.26(a).

“Environmental Liabilities” has the meaning set forth in Section 3.26(a).

“ERISA” has the meaning set forth in Section 3.25(a).

“ERISA Affiliate” has the meaning set forth in Section 3.25(a).

“Escrow Agent” has the meaning set forth in Section 2.3.

“Escrow Agreement” has the meaning set forth in Section 2.3.

“Escrow Deposit” has the meaning set forth in Section 2.3.

“Excluded Assets” has the meaning set forth in Section 1.2(b).

“Excluded Contracts” has the meaning set forth in Section 1.2(b)(v).

“Excluded Intellectual Property” has the meaning set forth in Section 1.2(b)(xi).

“Excluded Liabilities” has the meaning set forth in Section 1.2(d).

“Final Purchase Price” has the meaning set forth in Section 2.1(a).

“Financial Statements” has the meaning set forth in Section 3.10.

“GAAP” means United States generally accepted accounting principles, as qualified by Seller’s practices under Schedule II.

“Governmental Body” means any federal, state, local, municipal, foreign, or other governmental or quasi-governmental authority, including without limitation any administrative, executive, judicial, legislative, regulatory or taxing authority of any nature of any jurisdiction (including without limitation, any governmental agency, branch, department, official, or entity and any court or other tribunal).

“Guarantees” has the meaning set forth in Section 3.18.

“Hazardous Substances” has the meaning set forth in Section 3.26(a).

“Independent Accounting Firm” has the meaning set forth in Section 2.1(d).

“Indemnified Party” has the meaning set forth in Section 9.3.

“Indemnifying Party” has the meaning set forth in Section 9.3.

“Initial Purchase Price” has the meaning set forth in Section 1.3(b).

“Intellectual Property” means all (i) patents, patent rights, patent disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof; (ii) trademarks, service marks, trade names, brand names, business names, trade dress, logos, slogans and reissues, re-examinations, substitutions and extensions thereof; (iii) domain names; (iv) copyrights, copyrightable works and mask works; (v) computer software, including without limitation source code, operating systems and specifications, data, databases, files, documentation and other materials related thereto; (vi) trade secrets and confidential and proprietary information, whether not subject to statutory registration, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, designs, plans, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists; (vii) all pending applications for and registrations of patents, trademarks, service marks, copyrights and mask works, both foreign and domestic; (viii) copies and tangible embodiments of all of the foregoing, as well as related documentation in whatever form or medium; and (ix) other proprietary rights relating to any of the foregoing (including, without limitation, associated goodwill, the right to sue for any infringement or past payment and rights of protection of an interest therein under the Legal Requirements of all jurisdictions).

“Interest Amount” has the meaning set forth in Section 2.1(g).

“Inventory” or “Inventories” means all inventories of Seller wherever located, including without limitation all finished goods, work in process, raw materials, spare parts and all other materials and supplies, to be used or consumed by Seller in conducting the Business.

“IRS” has the meaning set forth in Section 3.25(c).

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other statute, law, Order, constitution, rule, regulation, ordinance, principle of common law, treaty or other requirement of any Governmental Body.

“Liability” means any liability or obligation of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by GAAP to be reflected on the Reference Balance Sheet), of Seller, including, without limitation, any direct or indirect Guarantee of any Liability of any other Person.

“Losses” has the meaning set forth in Section 9.2(a).

“Material Adverse Change” or “Material Adverse Effect” means any event, change, occurrence, circumstance or development which (a) has had, or would reasonably be expected to have, (i) with respect to matters which can reasonably be quantified in economic terms, any effect which has resulted in, or would reasonably be expected to result in, with respect to the Purchased Assets, taken as a whole, a diminution or decrease in profits or cash flow, an increase in losses or net increase in expenses without corresponding revenue increases, an adverse change in the Business or financial condition or any combination thereof, involving an amount in excess of $100,000 individually or $200,000 in the aggregate, or (ii) with respect to matters which cannot reasonably be quantified in economic terms, a material adverse effect on the Business or the Purchased Assets taken as a whole, (b) materially adversely affects the ability of Seller to consummate the transactions contemplated by this Agreement or (c) materially impairs or delays Seller's ability to perform its obligations hereunder.

“Net Working Capital Adjustment” has the meaning set forth in Section 2.1(a).

“Non-Compete Period” has the meaning set forth in Section 5.10(a).

“Notices” has the meaning set forth in Section 11.4.

“Objection Notice” has the meaning set forth in Section 2.1(c).

“Order” means any award, decision, injunction, judgment, order, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any referee, arbitrator or mediator.

“Permits” has the meaning set forth in Section 3.8.

“Permitted Encumbrance” means liens (i) for current Taxes the payment of which is not yet due, (ii) of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by law incurred in the ordinary course of business for sums not yet due or being contested in good faith, or (iii) relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Plan” has the meaning set forth in Section 3.25(a).

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or referee, trustee, arbitrator or mediator.

“Purchased Assets” has the meaning set forth in Section 1.2(a).

“PwC” has the meaning set forth in Section 2.1(b).

“Real Property” has the meaning set forth in Section 3.26(b).

“Real Property License” has the meaning set forth in Section 1.5(a)(xvi).

“Reference Balance Sheet” means the balance sheet of the Business as a standalone entity as of October 24, 2004, prepared in accordance with GAAP, attached as Schedule V hereto.

“Reference Date Accounts Receivable” has the meaning set forth in Section 2.1(a).

“Reference Date Net Working Capital” means, with respect to the Reference Balance Sheet, the current Purchased Assets (which, for purposes of this definition, shall include all Accounts Receivable) less the current Assumed Liabilities (which, for purposes of this definition, shall include long-term deferred revenue of the Business) of Seller determined in accordance with GAAP.

“Reynolds” has the meaning set forth in Section 2.1(b).

“Sales Representative and Subcontract/Reseller Agreement” has the meaning set forth in Section 1.5(a)(xi).

“Seller” has the meaning set forth in the first paragraph hereof.

“Seller Indemnified Persons” has the meaning set forth in Section 9.2(b).

“Seller Intellectual Property” has the meaning set forth in Section 1.2(a)(v).

“Seller Licensed Intellectual Property” has the meaning set forth in Section 3.14(a).

“Seller's Account” has the meaning set forth in Section 1.3(b).

“Service Customers” has the meaning set forth in Section 5.18.

“Subsidiary” means any Person in which any other Person or any other Subsidiary directly or indirectly owns or controls any equity securities or other equity interests or has the power to elect a majority of that first Person’s board of directors or similar governing body, or otherwise has the power, directly or indirectly, to direct the business and policies of that first Person.

“Tangible Personal Property” means all machinery, equipment, tools, furniture, fixtures, office equipment, computer hardware, supplies, spare parts, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned, leased or licensed by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors or licensors of any item or component part thereof and all maintenance records and other documents relating thereto, and related to or used in the Business.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

“Tax Returns” means any return, report or information statement with respect to Taxes (including but not limited to statements, schedules and appendices, and other materials attached thereto) filed or required to be filed with the IRS or any other Governmental Body, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

“Transaction Documents” means this Agreement, the Ancillary Agreements and all other Contracts, instruments and certificates contemplated hereunder to be delivered by any party hereto at or prior to the Closing.

“Transition Period” means the period from the Closing Date to the date on which the Transitional Services Agreement is terminated.

“Transitional Services Agreement” has the meaning set forth in Section 1.5(a)(xii).

ARTICLE XI

MISCELLANEOUS

11.1

Expenses.

Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.2

Press Releases and Public Announcements.

Neither party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable Legal Requirements, in which case such party will use its commercially reasonable efforts to advise the other party prior to such disclosure.  Seller and Buyer will consult with each other concerning the means by which Seller’s employees, customers, and suppliers with respect to the Business and others having dealings with Seller will be informed of the contemplated transactions, and Buyer will have the right to be present for any in-person or telephonic communication to employees and key customers.  Any written communication shall be mutually agreed upon by Buyer and Seller.

11.3

No Third-Party Beneficiaries.

Subject to Article IX and Section 11.9, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

11.4

Notices.

All notices, consents, waivers and deliveries (“Notices”) under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (against receipt), (ii) sent by telecopier (with written confirmation of receipt), (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (with proof of reception), or (iv) five (5) days after being sent registered or certified mail, return receipt requested, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may hereafter designate by similar Notice to the other parties):

If to Seller:

The Standard Register Company
600 Albany Street
Dayton, Ohio  45405

Attention: Craig Brown, Chief Financial Officer

Telecopier No.:  (937) 221-1205

with a copy to:

The Standard Register Company
600 Albany Street
Dayton, Ohio  45405

Attention: Kathryn A. Lamme, Esq., General Counsel

Telecopier No.: (937) 221-3431

with a copy to:

Dinsmore & Shohl LLP

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Harvey Jay Cohen, Esq.

Telecopier No.: (513) 977-8141

If to Buyer:

Pitney Bowes Inc.
MSC 65-05
One Elmcroft Road
Stamford, Connecticut  06926
Telecopier No.:  (203) 351-6876
Attention:  Chief Operating Officer

with a copy to:

Pitney Bowes Inc.
MSC 64-01
One Elmcroft Road
Stamford, Connecticut  06926
Telecopier No.:  (203) 351-7756
Attention:  Deputy General Counsel

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Ronald Papa, Esq.

Telecopier No.: (212) 969-2900

11.5

Consent to Jurisdiction.

Any Proceeding brought with respect to this Agreement may be brought in any court of competent jurisdiction in the State of Connecticut or the State of Ohio and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the non-exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

11.6

Further Assurances.

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.  The parties further agree to give each other and to their counsel, accountants and other representatives reasonable access during normal business hours and upon reasonable notice to all books, agreements, records and files as reasonably requested in connection with audits, proceedings or other customary purposes.

11.7

Amendments and Waivers.

No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged with such amendment or waiver.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.8

Entire Agreement.

(a)

This Agreement supersedes all prior agreements between the parties (including, but not limited to, the Letter of Intent between the parties dated August 11, 2004) with respect to its subject matter and constitutes (together with the other Transaction Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, except that this Agreement shall not supersede the Confidentiality Agreement between the parties dated May 18, 2004, as amended, which agreement shall remain in full force and effect.  The exhibits and schedules identified in and attached to this Agreement are incorporated herein by reference and shall be deemed as fully a part hereof as if set forth herein in full.

(b)

In the event of any inconsistency between the statements in the body of this Agreement and those in the exhibits and schedules (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

11.9

Assignments, Successors and No Third-Party Rights.

Neither party may assign any of its rights under this Agreement without the prior consent of the other party which will not be unreasonably withheld; provided, however, that Buyer may assign or otherwise transfer its rights and obligations under this Agreement to any of its Affiliates or, after the Closing Date, to any successor-in-interest to substantially all of the Business (whether by merger, sale of stock, sale of substantially all the assets or business, by operation of law or otherwise).  Any assignment under this Section 11.9 shall not relieve the assigning party of any of its obligations hereunder.  Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Except as expressly provided in Article IX, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties hereto any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

11.10

Severability.

Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable.  The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

11.11

Headings; Construction.

(a)

The captions, titles and headings used in this Agreement are for convenience of reference only, shall not be deemed part of this Agreement and shall not affect its construction or interpretation.  Except where otherwise expressly provided, all references to “Sections” refer to the corresponding Sections in the body of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(b)

The parties have participated jointly in the drafting of this Agreement, and each party was represented by counsel in the negotiation of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.12

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

11.13

Counterparts; Facsimile.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Original signatures hereto and to other Transaction Documents may be delivered by facsimile which shall be deemed originals.

11.14

Knowledge and/or Awareness.

For purposes of this Agreement, where reference is made to the Seller’s “Knowledge” or “awareness”, to matters “Known” to Seller or of which Seller is “aware”, or to matters which Seller “Knows”, such terms mean the knowledge of Craig Brown, Larry Forman, Jim Vaughn, Matthew Schueren and David Mohme after reasonable inquiry, including, without limitation, inquiry of appropriate personnel and, with respect to matters for which they were retained, outside professional advisors.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

PITNEY BOWES INC.

By: ____________________________
Print name:
Title:

SELLER:

THE STANDARD REGISTER COMPANY

By: ____________________________
Print name:
Title:

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to the Asset Purchase Agreement, dated as of December 13, 2004 (the “Agreement”), by and between Pitney Bowes Inc., a Delaware corporation (“Buyer”), and The Standard Register Company, an Ohio corporation (“Seller”).  All capitalized terms used but not defined herein shall have the meanings defined in the Agreement.  The section numbers below correspond to the section numbers of the representation and warranties in the Agreement which are modified by the disclosures.

The specific disclosures set forth below are made with respect to the Agreement.  each matter disclosed is listed against the section of the Agreement requiring such disclosure; provided that where it is readily apparent that an item disclosed on any particular schedule of this Disclosure Schedule is responsive to another schedule to this Disclosure Schedule or to any other representation or warranty, such item shall be deemed to be disclosed to Buyer, but only to the extent the relevance of such item is readily apparent.

EXHIBIT A

Form of Bill of Sale

This exhibit has been excluded, but will be provided upon request.

EXHIBIT B

Form of Assignment and Assumption Agreement

This exhibit has been excluded, but will be provided upon request.

EXHIBIT C

Form of Assignment of Intellectual Property

This exhibit has been excluded, but will be provided upon request.

EXHIBIT D

Form of Certificate of Officer of Seller

This exhibit has been excluded, but will be provided upon request.

EXHIBIT E

Form of Opinion of Seller’s Counsel

This exhibit has been excluded, but will be provided upon request.

EXHIBIT F

Form of Sales Representative and Subcontract/Reseller Agreement

SALES REPRESENTATIVE

AND SUBCONTRACT/RESELLER AGREEMENT

THIS AGREEMENT is made and entered into as of December 31, 2004 by and between Pitney Bowes Inc., a Delaware corporation (“Pitney Bowes”), and The Standard Register Company, an Ohio corporation (“Representative”); each a “Party” and both “Parties.”

RECITALS:

(A)

Pitney Bowes is engaged in, among other businesses, the business of providing hardware maintenance and repair services, whether directly to end-users or indirectly through resellers, for printers, document handling equipment, computer equipment, encoders and remittance processing equipment, on either a contract deferred service basis or on a time and material basis.

(B)

Pitney Bowes desires to appoint Representative, and Representative desires to be appointed, as a sales representative to earn commissions on certain referrals to Pitney Bowes for such Services, in the manner and on the terms and conditions hereinafter set forth.

(C)

Pitney Bowes desires to be appointed as subcontractor on behalf of Representative for the provision of Services for Customers of Representative under Assumed Contracts that have not been assigned by Representative to Pitney Bowes as of the date hereof, and Representative desires to so appoint Pitney Bowes, in the manner and on the terms and conditions hereinafter set forth.

THEREFORE, in consideration of the mutual representations, warranties and covenants set forth in this Agreement, the parties agree as follows:

INTERPRETATION

1.1

Definitions.  The following terms, when used in capitalized form herein, shall have the meanings set forth below:

(a)

“Acquisition Agreement” shall mean the Asset Purchase Agreement dated as of December 13, 2004 between Pitney Bowes and Representative.

(b)

“Agreement” shall mean this agreement and any exhibit, attachment, schedule, addendum, or modification hereto, unless the context otherwise indicates.

(c)

“Confidential Information” shall mean all information designated by a party as confidential and which is disclosed by Pitney Bowes to Representative, is disclosed by Representative to Pitney Bowes, regardless of the form in which it is disclosed, relating to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, representatives or business in general.

(d)

“Customer(s)” shall mean (i) the customer(s) of Representative under the Assumed Contracts for Services, and (ii) new customers of Representative who purchase hardware maintenance services as contemplated hereby.

(e)

“Other Ancillary Agreements” shall mean the Ancillary Agreements, as that term is defined in the Acquisition Agreement, other than this Agreement.

(f)

“Referral Fee” shall mean eight percent (8%) of the price paid by the applicable Customer, exclusive of taxes and other governmental charges, and without deduction for commissions paid by Pitney Bowes to its employees or third parties.

(g)

“Services” shall mean the services currently provided by Representative to a Customer as part of the Business and future services relating to hardware and equipment for which Representative does not currently provide services (other than Pitney Bowes manufactured equipment).

1.2

Principles. This Agreement shall be interpreted in accordance with the following principles.  This Agreement, the Acquisition Agreement and the Other Ancillary Agreements are intended to be mutually explanatory of one another and shall, to the extent possible, be interpreted as a whole. In the event of any inconsistency, the Acquisition Agreement shall prevail over this Agreement.  Any terms used in this Agreement which are not defined in Section 1.1 but are defined in the Acquisition Agreement shall have the meanings as therein defined.

APPOINTMENTS AND SCOPE

2.1

Subcontract/Reseller Arrangements.

(a)

Subcontracting.  Commencing on the date hereof, Pitney Bowes shall perform Representative’s obligations, other than the billing-related matters described below and the service obligations set forth in Exhibit A, as a subcontractor under each Assumed Contract, each other agreement with a Customer for Services assigned in whole or in part, and the following:

(i)

Any renewals and new agreements between Representative and a Customer that take effect, and for which a signed agreement is received, on or after the Closing but which were negotiated prior to the Closing; and

(ii)

Any Assumed Contracts that have not been assigned by Representative to Pitney Bowes as of the date hereof that require additional billings in calendar year 2005 in order to satisfy the payment terms of the Assumed Contract (e.g. quarterly or monthly billings); and

(iii)

Any renewal or extension of an agreement for Services with Representative as contemplated by this Section 2.1(a) as to which, after the date hereof, the Customer expressly requires, as a condition of continuing to be a Customer of Representative, that Services be provided by Representative or that Representative be the primary contracting party for the provision of Services.

Such subcontractor relationship shall continue until the earliest of the following: (x) Consent to the assignment of an Assumed Contract has been obtained, (y) the applicable Customer signs a renewal service agreement directly with Pitney Bowes or (z) the term of the applicable agreement with the Customer expires.  In the case of clauses (i) and (ii), above, Representative shall invoice the Customers and remit to Pitney Bowes the entire amount collected from the Customer, less any commissions owed by Representative to its sales representatives, if any, within thirty (30) days after collection.  Representative will supply Pitney Bowes, on reasonable request, all data relating to such commission payments.  In the case of clause (iii), above, Representative shall invoice the Customers and remit to Pitney Bowes 92 percent of the amount, if any, collected from the Customer, excluding taxes and other governmental charges, within thirty (30) days after collection.  In the event that Representative is required to pay a refund to such Customer after Representative has remitted payment to Pitney Bowes, Pitney Bowes will promptly refund to Representative the entire amount of such Customer refund (net of any commissions withheld by Representative), and supply proof thereof, as applicable, to Representative.  Pitney Bowes acknowledges that certain Customers have already paid or have been invoiced by Representative in advance for Services, and for those Customers no payment shall be due Pitney Bowes from Representative.

(b)

Prices.  The prices to be charged to Customers during the current term of any agreement for Services as described in Section 2.1(a), and the related terms and conditions, shall be those currently applied by Representative.  Customers will thereafter be charged in accordance with Section 2.2(d).

(c)

Collection Efforts.  Pitney Bowes shall bear the credit risk on all contracts under this Agreement except for those described in Section 2.3.  Subject to the terms of any applicable Service agreement, Pitney Bowes and Representative shall cooperate and coordinate their efforts in order to minimize the credit risk in connection with such agreements, with the objective that Services would not be rendered to a Customer if payments are 90 days or more past due and rights of termination and default are exercised in connection with payment defaults.  With respect to any invoices sent by Buyer or Seller to any Customer covering any other products or services in addition to Services that are not paid in full by such Customer, Buyer and Seller shall be allocated an amount equal to the amount of the payment actually collected multiplied by the percentage of the invoice that relates to Buyer’s or Seller’s respective products and services, unless otherwise specified by the Customer.

(d)

Manner of Payment.  Payments by Representative to Pitney Bowes for subcontracting Services shall be made either by bank check payable to Pitney Bowes and mailed to Pitney Bowes’ regular place of business or by wire transfer to an account designated by Pitney Bowes.

(e)

Solicitation of Customers.  At the expiration of any Assumed Contract or other agreement for Services described in Section 2.1(a), Pitney Bowes will exert its commercially reasonable efforts to renew such agreement with such Customer on a Pitney Bowes' contract.  Representative may not renew any such Contract, except as provided in Sections 2.1(a)(i) and (iii).  Except as provided in Sections 2.1(a)(i) and (iii) and unless Section 2.2 below applies thereto, any such renewal contract will not be governed by this Agreement.  Nothing herein shall be construed to prohibit Pitney Bowes from soliciting or otherwise encouraging any Customer of Representative, at the time of renewal of an Assumed Contract or other agreement for Services, to enter into an agreement for Services directly with Pitney Bowes.  Pitney Bowes shall not permit a Customer on an Assumed Contract to terminate the applicable agreement before the end of its term and enter into an agreement for Services with Pitney Bowes, if and only if, as a result, the Representative would owe a refund to such Customer for the terminated contract.

2.2

Representative Arrangements.

(a)

Appointment of Representative.  Subject to the terms and conditions hereof and for the term of this Agreement, Pitney Bowes hereby appoints Representative as an independent sales representative with respect to orders for Services from Customers, and Representative hereby accepts such appointment.

(b)

Scope.  Commissions shall be payable by Pitney Bowes to Representative for referrals of Services provided under a Pitney Bowes contract and all renewals thereof related to any Services on any hardware or equipment not provided by Representative on the date hereof.

(c)

Commission Payable.  Subject to the other applicable provisions of this Agreement, Pitney Bowes shall pay Representative for its services as independent sales representative a commission equal to the Referral Fee on all amounts received by Pitney Bowes for Services sold to a Customer under the circumstances described in Section 2.2(b), provided that no such commissions shall be payable with respect to the sale of any such Services:

(i)

after the initial term of an Assumed Contract between Pitney Bowes and the Customer pursuant to which the same Services on the same equipment are provided;

(ii)

that relate to the same hardware that was covered by an Assumed Contract;

(iii)

that shall have been covered by Section 2.1 above; or

(iv)

on an order rejected by Pitney Bowes under Section 6.1.

(d)

Prices.

Under the agreements for Services governed by this Section 2.2, Pitney Bowes will charge Customers on the same basis as it charges its other service agreement customers generally.  Pitney Bowes will provide Representative ninety (90) days' prior written notice of any price increases or changes in terms and conditions.  Decreases in prices shall become effective immediately upon notification.

(e)

Manner of Payment.  Payment of all commissions hereunder shall be made either by bank check payable to Representative and mailed to Representative's regular place of business or by wire transfer to an account designated by Representative.

(f)

Time of Payment.  Commissions shall be paid within thirty (30) days after the end of the month in which Pitney Bowes receives payment for Services so sold to a Customer.

(g)

Representative’s Employees.  Representative shall continue to compensate its employees with respect to the sale of Services at commission rates in accordance with Exhibit B, unless otherwise agreed to by the parties in writing.

(h)

Audit Right.  Each Party shall have the right, as and when requested by the other Party, at reasonable times and from time to time, but no more than once during each calendar year during the term of this Agreement, to require the other Party to make its books and records available at its premises for inspection (including the right to take copies or extracts) by such Person or Persons as is designated, for the purpose of verifying any agreements, amounts or computations relating to this Agreement.

2.3

Certain Software Services.  Representative hereby appoints Pitney Bowes as an authorized non-exclusive service provider of software maintenance services for Representative’s proprietary software listed on Exhibit C.  Representative shall provide to personnel designated by Pitney Bowes reasonable appropriate training for Pitney Bowes to acquire and maintain the necessary skills to perform software maintenance services on such Representative software.  All out-of-pocket costs of such training shall be borne by Pitney Bowes.  If requested by Representative, during the term of this Agreement, Pitney Bowes shall provide such software services for customers or licensees of Representative, provided that the parties agree in advance and in writing as to the rate of compensation, payment terms and other applicable terms and conditions for such services.  In providing such services, Pitney Bowes will only service Representative’s authorized versions of the software and will not render any invoice directly to the customer.  Pitney Bowes only may render such services on dispatch by Representative.

2.4

Subagents.  Neither party has authority to appoint any agent or other person to perform its obligations hereunder, except with written permission of the other, and except that the performance of Services for Customers under the Assumed Contracts on a subcontract basis by Pitney Bowes, as provided in Section 2.1, may be further subcontracted by Pitney Bowes. In the event that such a permitted subcontractor is used, (i) the Party hereto shall remain fully liable for the performance of such agent and such Party hereto hereby indemnifies and holds the other Party harmless from any damages, losses, costs, judgments or expenses arising in any manner from any act or omission on the part of such agent; and (ii) the appointing Party shall furnish the other Party with a copy of any appointment agreement with such agent.  Pitney Bowes only may render such services on dispatch by Representative.

2.5

Cancellations.  In the event a referred Customer cancels a contract before the end of its term and Representative has already been paid its Referral Fee, Representative immediately shall reimburse Pitney Bowes for the pro rata share of the Referral Fee, based on months of the contract, for periods remaining in the term of the applicable contract.

SUBCONTRACTOR SERVICES

(a)

Pitney Bowes shall perform the Services under Sections 2.1 and 2.3:

(i)

In a timely, diligent, professional and workmanlike manner in accordance with applicable industry standards;

(ii)

Subject to Section 2.3, by sufficient numbers of experienced and qualified personnel;

(iii)

In accordance with Exhibit A hereto and Pitney Bowes’ other related service warranties (under a Pitney Bowes’ contract);

(iv)

In a manner such that the Services will not infringe on any patent, copyright, trademark, service mark, trade name, trade secret or other intellectual or proprietary rights of any third party; and

(v)

In accordance with the applicable service levels as set forth in Exhibit A.

(b)

Any Services failing to conform to this Section 3 and this Agreement shall be promptly corrected, replaced and reperformed by Pitney Bowes.

INDEMNIFICATION; LIMITATION ON DAMAGES

4.1

Indemnification.  Subject to Section 4.2, each Party (the “Indemnifying Party”) shall defend, hold harmless and indemnify the other Party, its Affiliates and their respective directors, officers and employees (“Indemnified Parties”) from and against any and all claims, liabilities, judgments, losses or damages (including reasonable attorneys’ fees, expert witness fees, expenses and costs of settlement, in each case as such expense is incurred) arising out of, based upon or in respect of (a) any infringement, misappropriation, violation or misuse of any Intellectual Property rights (collectively, “Infringement Claims”) asserted by any third party against an Indemnified Party in connection with any of the Indemnifying Party’s products or services, (b) any claim asserted by any third party or Customer against any of the Indemnified Parties or its customers resulting from or arising out of the products or services offered by the Indemnifying Party or any of its Affiliates, agents or subcontractors under the terms of this Agreement, or (c) the act or negligence of such Party.

4.2

Procedures.  Any claims for indemnification hereunder by a party hereto shall be made in accordance with the provisions of Section 9.3 of the Acquisition Agreement.

4.3

Disclaimer of Damages.  NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY, ANY OF THEIR AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS OR EMPLOYEES BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT EITHER PARTY OR ANY OTHER SUCH ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THE FOREGOING EXCLUSION SHALL NOT APPLY TO ANY DAMAGES INCURRED BY EITHER PARTY AS A RESULT OF A BREACH OF ARTICLE 7 OR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 4.1.

GENERAL OBLIGATIONS OF THE PARTIES

5.1

Marketing.  The Representative shall use its commercially reasonable efforts to further the promotion, marketing and sales of the Services to Customers.  Without limiting the foregoing, as applicable, Representative shall refer each person that becomes a Customer of Representative after the date hereof exclusively to Pitney Bowes for Services provided by the Business and shall inform each such Customer that Pitney Bowes is Representative’s exclusive provider of Services rendered by the Business on the date hereof.  Notwithstanding any provision hereof to the contrary, Representative may sell hardware or software for which Services are to be provided by the hardware or software vendor, manufacturer or licensor, and their agents, as the case may be.  Further, the parties acknowledge that Representative may sell any hardware, software or service not prohibited by the Acquisition Agreement.  Consequently, solely in the situations described in the preceding two sentences, Representative shall have no obligation to refer the applicable services to Pitney Bowes.

5.2

Promotional Materials.  At the request of Representative, Pitney Bowes shall furnish Representative with a reasonable quantity of Pitney Bowes' brochures and other marketing materials for the Services for use by Representative.

5.3

Customer Service.

(a)

Except as provided in the Transition Services Agreement, Pitney Bowes shall have primary responsibility for all interfacing and relationship with Customers, including without limitation, collection of amounts due for Services provided, with respect to all Services covered by a services agreement between the Customer and Pitney Bowes as to which Representative is paid a commission pursuant hereto.  Representative shall have primary responsibility for all interfacing and relationship with Customers, including without limitation, collection of amounts due for Services provided, with respect to all Services covered by a services agreement between the Customer and Representative and as to which Pitney Bowes provides the Services pursuant to the subcontract arrangements described above.

(b)

With respect to Pitney Bowes' contracts directly with Customers, and Assumed Contracts assigned to Pitney Bowes, all payments for Services shall be made by Customers directly to Pitney Bowes, and Representative shall have no authority to request or accept payment from Customers on behalf of Pitney Bowes. The Representative shall (i) promptly forward to Pitney Bowes any checks, drafts, instruments, and other payments, properly endorsed if necessary, that it may receive directly in payment of accounts due to Pitney Bowes, and (ii) furnish existing credit information, unless violative of any law or agreement, pertaining to such Customers that may be reasonably requested by Pitney Bowes.

5.4

Insurance.

(a)

Each party shall, at its expense, procure and maintain during the term and for one year thereafter the following insurance:

(i)

Worker's compensation as required by applicable worker's compensation laws;

(ii)

Employer's liability insurance with a limit of not less than $500,000 for each accident and $500,000 per employee for bodily injury by disease, with an aggregate limit of $1,000,000 per disease;

(iii)

Commercial general liability insurance covering all operations of such party.  Coverage shall include automobile liability (owned, hired and non-owned) operations, property damage, and personal injury, including insurance for contractual liability, employee benefits, employee dishonesty/crime and errors and omissions, with a single limit of not less than $2,000,000 per occurrence/ $5,000,000 general aggregate; and

(iv)

Additional excess liability insurance of not less than $5,000,000 general/aggregate.

(b)

Each party shall list the other party as additional insured under its commercial general liability policy, and each party shall cause its insurance carrier to waive all rights of subrogation against the other party on its worker's compensation policy listed above.  Each party shall require all permitted subcontractors to carry insurance coverage similar to that described above.  Each party shall provide certificates and endorsements evidencing such insurance prior to the initiation of Services.  Such certificates shall provide for 30 days' advance written notice to the other party of cancellation or expiration.

5.5

Marks.  A Party may use the other Party's trademarks, trade names, service marks, logos, insignias and the like only with prior written permission of the other Party, in each instance, after the other Party has had a reasonable opportunity to review the applicable art work, use, etc.

5.6

Compliance.  Each Party shall comply with any and all governmental laws, regulations, and orders that may be applicable to it by reason of its execution and performance of this Agreement, including any laws, regulations and orders that govern or affect marketing or promotions, and any and all laws, regulations, or orders that govern or affect the delivery, ordering or provision of Services.  Each Party shall furnish the other with such documentation as the other Party may request to confirm such Party's compliance with this Section 5.6 and agrees that it shall not engage in any course of conduct that would cause the other Party to be in violation of the laws of any jurisdiction.

5.7

Representative’s Employees. Representative represents and warrants to Pitney Bowes that since July 1, 1989, all of Representative’s employees have been required to submit to a substance/drug test in connection with being hired by Representative.  Representative further agrees that during the term of this Agreement, any employees who act on behalf of Representative in providing services to Pitney Bowes hereunder who are hired after the date of this Agreement shall submit to Representative-sponsored substance/drug test and a background check prior to commencing any such services.  Pitney Bowes’ retention of Representative to furnish the services herein is premised upon the successful completion of such test and background check by all employees who act on behalf of Representative in providing services to Pitney Bowes hereunder.  Representative shall promptly remove from any and all duties in connection with the activities contemplated by this Agreement any employee known or found by Representative or Pitney Bowes not to have successfully completed such test and background check.

SERVICE AGREEMENTS

6.1

With respect to all customer agreements for Services covered by this Agreement that are not covered under Section 2.1 or 2.3, the Representative shall promptly forward to Pitney Bowes every original order for Services thereunder together with all attachments and data necessary for completion of the Services. Such orders are to be submitted in a manner and form prescribed by Pitney Bowes and signed and dated by the Customer. No such order for the Services shall be binding on Pitney Bowes unless or until accepted by Pitney Bowes in writing. Other than under Section 2.3, Pitney Bowes may, for commercially valid reasons, refuse to accept an order. Pitney Bowes shall promptly inform Representative of any acceptance or rejection of the orders.  In the event of a rejection, Representative may choose another service provider for the rejected contract without being in violation of this Agreement.

CONFIDENTIALITY

7.1

Confidential Information.  All Confidential Information shall be deemed confidential and proprietary to the Party disclosing such information hereunder. Each Party may use the Confidential Information of the other Party during the term of this Agreement only as permitted or required for the receiving Party's performance hereunder. The receiving Party shall not disclose or provide any Confidential Information to any third party, except Customers as required, and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements.

7.2

Exclusions.  The provisions of Section 7.1 shall not apply to any of the following information:

(a)

Information that is or becomes in the public domain through no fault or act of the receiving Party;

(b)

Information that was independently developed by the receiving Party (after the Closing Date, as to Representative) without the use of or reliance on the disclosing Party's Confidential Information, as proven by dated written records;

(c)

Information that was provided to the receiving Party by a third party under no duty of confidentiality to the disclosing Party; or

(d)

Information that is required to be disclosed by law, provided, however, prompt prior notice thereof shall be given to the Party whose Confidential Information is involved.

FORCE MAJEURE

8.1

Definition and Notice.  Force Majeure shall mean any event, not existing as of the date of this Agreement and not reasonably foreseeable or within the control of the Parties as of such date, which prevents in whole or part the performance by one of the Parties of its obligations hereunder, including, without limitation the following: acts of state or governmental action, crisis, war, strikes, terrorism, natural catastrophe, and prolonged shortage of energy supplies. A Party affected by an event of Force Majeure shall promptly provide the other Party with written notice describing such event, its cause and possible consequences. Upon giving such notice, the Party whose performance is affected shall be relieved of any liability hereunder, but only to the extent and only for so long as its performance is prevented by the event of Force Majeure.

8.2

Suspension of Performance.  If the performance of one of the Parties has been suspended by reason of Force Majeure, the other Party may likewise suspend performance of all or part of its obligations, to the extent commercially reasonable.

8.3

Termination.  If the event of Force Majeure preventing performance shall continue for more than one hundred eighty (180) consecutive days, the Party whose performance is not prevented may terminate this Agreement on written notice to the other Party without any liability hereunder, except the obligation to make payments due to such date.

DEFAULT

9.1

Definition.  “Default” shall mean any of the following events involving or affecting either Party, such Party being considered the Party in Default for purposes hereof:

(a)

failure of such Party to perform any material obligation under or pursuant to this Agreement for any reason other than Force Majeure; or

(b)

in the case of such Party, (i) the filing by such Party of a petition in voluntary bankruptcy or liquidation or the making of a general assignment for the benefit of its creditors, or the consenting to the appointment of one or more receivers, trustees or liquidators with respect to all or any substantial part of its property under any applicable law or statute; (ii) the filing by such Party of a petition or answer seeking reorganization, readjustment, arrangement, composition or similar relief under the applicable bankruptcy laws or any other applicable law or statute; (iii) such Party's becoming unable to pay its debts generally as they become due; or (iv) the filing of an involuntary petition in bankruptcy against such Party, or for the appointment of one or more trustees, liquidators or receivers of such Party, which petition shall remain unstayed and in effect for a period of sixty (60) days.

9.2

Notice and Cure.  No Default under Section 8.1(a) shall be deemed to have occurred until the Party not in Default shall first have given written notice of such Default to the Party in Default and the Party in Default shall have failed to cure such Default through specific performance within thirty (30) days after dispatch of such written notice. In the event of Default under Section 9.1(b), no such notice need be dispatched and remedies in respect thereof as provided in Section 10.3 hereof shall be available from and after the time at which such events occur.  In the event that Representative gives Pitney Bowes a notice of Default, which if not cured would give Representative a basis to terminate this Agreement in accordance with its terms, then the Parties shall promptly negotiate in good faith to resolve the dispute or other subject of such notice.

TERM AND TERMINATION

10.1

Term.  This Agreement shall take effect as of the Closing Date. Unless earlier terminated in accordance with Sections 8.3 or 9.2, this Agreement shall continue in full force and effect for a term of four (4) years.

10.2

Termination.  A party may terminate this Agreement immediately upon written notice to the other party if:

(a)

an event of Force Majeure shall have occurred as a result of which such Party shall be entitled to terminate this Agreement under the provisions of Section 8.3;

(b)

an event of Default shall have occurred as a result of which such Party shall be entitled to terminate this Agreement under the provisions of Section 9.2.

10.3

Rights and Obligations on Termination.  In the event of the expiration or termination of this Agreement for any reason, the parties shall have the following rights and obligations:

(a)

The Representative shall cease soliciting orders for the Services;

(b)

Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable;

(c)

Sections 2.2(h) (for one year), 2.4, 4, 5.4 (for one year), 7 and 11 shall survive.

(d)

Each Party shall cease to use and shall return all items of Confidential Information, and the materials described above in Sections 5.2 and 5.5, to the other Party, including items containing any mailing lists, trademarks, designs and markings owned or controlled by the other Party and shall erase all copies of Confidential Information, and the materials referenced in Sections 5.2 and 5.5 above, from its computer systems. If requested by a Party, the other Party shall certify that it has ceased to use, erased and returned all Confidential Information.

(e)

Representative shall be entitled to the commissions provided in Section 2.2 hereof with respect to all orders (i) procured and presented by Representative from Customers and (ii) received by Pitney Bowes prior to the effective date of such termination and (iii) which are accepted by Pitney Bowes as provided herein, provided that performance of Services commences within six months of the effective date of termination. The acceptance by Pitney Bowes subsequent to such termination of orders solicited by Representative shall not be construed as a renewal or extension of this Agreement or as a waiver of termination. Under no circumstances shall Pitney Bowes be liable for commissions or any other compensation with respect to orders received by Pitney Bowes after the termination or expiration of this Agreement.

(f)

If Pitney Bowes is determined, in accordance with an order of a court of competent jurisdiction, to have materially breached this Agreement entitling Representative to terminate this Agreement in accordance with Sections 9.1 and 9.2, then following such termination, Representative shall be entitled to refer Services to other third - party providers.

MISCELLANEOUS

11.1

Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Connecticut, which shall be the proper law of this Agreement notwithstanding any rules of conflict of laws.

11.2

Relationship.

(a)

This Agreement does not make either Party the employee, agent or legal representative of the other for any purpose whatsoever. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party. Each Party is acting as an independent contractor.

(b)

The detailed operations of a Party under this Agreement are subject to the sole control and management of it. Each Party shall be responsible for all of its own expenses and employees. Each Party agrees that it shall incur no expense chargeable to the other Party, except as may be specifically authorized in advance in writing in each case by such other Party in its sole discretion.

(c)

Unless otherwise required by law, neither Party intends, and shall have any obligation to the other, to withhold any sums due the other for, and the other Party retains all obligations and liabilities relating to, the payment of any applicable taxes; provided however that any taxes due under applicable law in the nature of sales taxes for services, shall be paid and remitted by the Parties as required by such laws, unless a valid certificate of exemption is provided by the Party owing such taxes to the other Party;

(d)

Each Party acknowledges that, as an independent contractor, none of the benefits that are provided by a Party to its employees (including, but not limited to salary, bonus or incentive pay programs, or plans pertaining to retirement, deferred savings, stock purchase, disability, medical or dental), if any, shall be available to the other Party and/or its employees.

11.3

Assignment.  Neither Party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other Party; provided, however, either Party may assign any or all of its rights and obligations hereunder to any of its Affiliates, provided that the assigning Party shall remain fully liable for the performance of all its obligations hereunder; and further provided that a successor in interest by merger, by operation of law, assignment, purchase of substantially all its assets or otherwise by purchase of all or substantially all the hardware service business of a Party, may acquire its rights and obligations hereunder.  Any prohibited assignment shall be null and void.

11.4

Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by overnight courier, facsimile or other electronic transmission device. Notices, demands and communications to Representative and Pitney Bowes will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Representative:	with a copy (which shall not constitute notice) to:
The Standard Register Company	The Standard Register Company
600 Albany Street Dayton, OH 45405	600 Albany Street Dayton, OH 45405

Attention: Craig Brown, Chief Financial Officer Facsimile: 937-221-1205	Attention: Kathryn A. Lamme, Esq., General Counsel Facsimile: 937-221-3431

Harvey Jay Cohen, Esq. Dinsmore & Shohl 1900 Chemed Center 255 East Fifth Street Cincinnati, Ohio 45202 Facsimile: 513-977-8141

Notices to Pitney Bowes:	with a copy (which shall not constitute notice) to:

Pitney Bowes Inc. MSC 65-05 One Elmcroft Road Stamford, CT 06926	Pitney Bowes Inc. MSC 64-01 One Elmcroft Road Stamford, CT 06926

Attention: Chief Operating Officer Facsimile: (203) 351-6876	Attention: Deputy General Counsel Facsimile: (203) 351-7756

11.5

Entire Agreement.  Subject to Section 1.2, this Agreement, including the Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the specific subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussions or previous sales distribution agreements heretofore between the parties.

11.6

Amendment.  This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

11.7

Severability.  If any provision of this Agreement is found unenforceable under any the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

11.8

Counterparts.  This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.

11.9

Waiver.  No failure by either party to take any action or assert any right: hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

IN WITNESS WHEREOF Pitney Bowes and Representative have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PITNEY BOWES INC.

THE STANDARD REGISTER COMPANY

By:	By:

Mark Davis	Craig Brown
Vice President, Customer Service	Senior Vice President, Treasurer &
Chief Financial Officer

Exhibit A

Service Level Agreement

1.

SERVICE RESPONSE

Pitney Bowes will respond by phone to requests for service within (2) business hours or less from receipt of a Service request when such request occurs during Pitney Bowes normal business hours.  Pitney Bowes business hours are 8:00 A.M. through 5:00 P.M., Monday through Friday, excluding Pitney Bowes observed holidays.  Pitney Bowes will respond to requests for on-site Services as defined below:

The following on-site response time targets are based upon the nearest Field Engineers base point.

Zone 1 – Within 50 miles

                Targeted response time is 4 business hours

Zone 2 – 51 to 100 miles

                Targeted response time is 8 business hours

Zone 3 – 101 to 150 miles

                Targeted response time is 12 business hours

Zone 4 – Beyond 150 miles

                Response Time is based upon Field Engineer availability

2.

CUSTOMER CALL SUPPORT

Pitney Bowes will provide customers a toll free phone number in order to place service call requests.  The toll free number will be available from 8:00 a.m. through 8:00 p.m. (EST), Monday through Friday, excluding Pitney Bowes observed holidays.  Customers will also have the option of placing service requests via the worldwide web.  Service call placement links at www.stdreg.com and www.pb.com will be maintained in order to provide customers convenience in call placement.  After hour service requests placed via a website will be processed the morning of the next business day. Calls may also be placed through an email to dispatch@stdreg.com.

3.

EXTENDED SERVICE GUARANTEED AVAILABILITY

Pitney Bowes business hours are 8:00 A.M. through 5:00 P.M., Monday through Friday, excluding Pitney Bowes observed holidays.  Customer service requirements outside our business hours, based upon availability of resources, can be accommodated through the following service options.

Dial:

1-800-333-7782

Enter:

7 digit after-hours code

Provide

Serial # of equipment

Problem with equipment

Contact name

Contact phone #

Available hours to be serviced

4.

RESELLER RESPONSE TIMES:  NOTWITHSTANDING THE SERVICE LEVELS SET FORTH IN PARAGRAPH 1 ABOVE, THE RESPONSE TIMES FOR THE CONTRACTS LISTED BELOW WILL BE AS FOLLOWS:

CUSTOMER	Phone Response (hours)	Enhanced On-Site Response (hours)	Fix (hrs)
AIS	1	no
Arista	4	no
Boise	4	no
Bottomline	1	no
ComDoc	1	4
Computer
Plus	1	no

Datamax KC	1	4
GBC	1	no
Govenor
Computer
Products	1	no
ISP	1	no
I-Tech	1	no
Kaulkin	1	no
Key
Communications	1	4
Kyocera	1	no
Lexmark	1	no
Lowe’s	1	on-site
Lowry	1	no
Midcom	2	no
Nipson	1	4
NSC	1	no
Printronix	1	no
RCM Data	1	no
Standard-
Register -
Plants and
Stanfast	0.5	2	2
Strategic
Solutions	1	no
Tally	1	no
Taneum	4	no

Individual contracts not specifically listed above have the service levels set forth in Section 3.19 of the Disclosure Schedule.

Exhibit B

Employee Commission Policy

Six percent commission on initial hardware service sales.

Exhibit C

Representative Software

EXHIBIT G

Form of Transitional Services Agreement

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (this “Services Agreement”) is made and entered into as of December 31, 2004 between Pitney Bowes Inc., a Delaware corporation (“Buyer”), and The Standard Register Company, an Ohio corporation (“Seller”), pursuant to the terms of that certain Asset Purchase Agreement dated as of December 13, 2004 (the “Asset Purchase Agreement”) by and between Buyer and Seller.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

WITNESSETH:

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell to Buyer the Purchased Assets subject to the assumption of the Assumed Liabilities; and

WHEREAS, pursuant to Section 1.5(a)(xii) of the Asset Purchase Agreement, Seller and Buyer have provided for this Services Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Provision of Services.

(a)

Subject to the terms and conditions herein, Seller agrees to provide in a professional and workmanlike manner to Buyer the services listed on Schedule A hereto and set forth in this Section 1 (each a “Service” and collectively, the “Services”).  Seller shall provide to Buyer substantially the same quality and type of each such Service and to the same extent (or as reasonably requested by Buyer) and on the same basis (or as reasonably requested by Buyer) as provided immediately prior to the date hereof, including, without limitation, substantially the same level of time responsiveness with respect to each such Service.  Seller makes no other warranties as to the Services.

(b)

Upon request of Buyer, Seller shall provide Buyer with data relating to the Business from Seller’s backup media or will restore such data from such backup media for audit or disaster recovery purposes.  Seller will maintain its backup files that include data relating to the Business for a period of three (3) years from the end of the fiscal year of the accounting periods that are backed up.

(c)

Upon request of Buyer, Seller shall provide copies of any software manuals not owned or possessed by Buyer as of the date hereof for any software used in connection with the Business.

(d)

Without limiting the provisions of the Asset Purchase Agreement, with respect to the Contracts or other Assets included in the Purchased Assets that are not assignable or transferable either by virtue of the provisions thereof or under applicable Legal Requirements without the Consent of some other Person and for which such Consent is not obtained prior to Closing, Seller shall cooperate with Buyer to obtain any such Consent not previously obtained as soon as practicable after the Closing.

(e)

The Services shall be provided for such period (the “Term”) until the earliest of (i) discontinuation of the Services pursuant to Section 3 of this Services Agreement, (ii) termination of this Services Agreement pursuant to Section 4 or (iii) nine (9) months from the Closing Date.

2.

Compensation.

(a)

In consideration for the Services, Buyer shall provide Seller compensation for the Services on the terms and/or at the rates as set forth on Schedule B thereto on a pass-through basis of Seller’s actual costs for providing the Services.  Seller will provide documentation of such costs at Buyer’s request.  Seller shall obtain Buyer’s approval prior to incurring any unusual costs or charges in connection with Seller’s performance of the Services.

(b)

Seller will invoice Buyer, and/or Buyer will reimburse Seller, consistent with the terms set forth on Schedule B.

3.

Discontinuation of Services.  Buyer may discontinue a particular Service or all Services provided by Seller by sending notice of such discontinuation to Seller not less than thirty (30) days prior to the date such Service is to be discontinued.  Once a particular Service or all Services have been discontinued, Seller shall not be required to resume providing such Service or Services.  The parties contemplate that certain of the Services will be discontinued from time to time prior to the end of the Term as Buyer transfers such Services to its own systems.  Seller agrees to cooperate with and to provide, at Buyer’s sole cost, reasonable assistance to Buyer in connection with the transition of the Services to Buyer’s systems.

4.

Termination of Services Agreement.

(a)

This Services Agreement may be terminated at any time:

(i)

by an agreement in writing signed by each of the parties;

(ii)

by Buyer or Seller upon breach or default by the other.  Such termination shall be effective twenty (20) days after receipt by the breaching party of written notice by the non-breaching party of the breach if such breach or default is not cured within such twenty days after such receipt, provided that with respect to a breach or default of Buyer under Section 2, Seller may terminate this Services Agreement if such breach or default is not cured five (5) days after Buyer’s receipt of notice from Seller of such breach or default; or

(iii)

by Buyer or Seller if (A) a trustee or receiver is appointed for the other party, (B) a court orders that any assets of the other party be attached, (C) the other party makes an assignment for the benefit of creditors, or (D) a voluntary or involuntary petition or proceeding is filed by or against the other party under any bankruptcy, reorganization, insolvency or similar law relating to relief of creditors or debtors.  Such termination shall be effective ten (10) days after certified receipt by the other party of notice of such termination.

(b)

This Services Agreement shall terminate at the end of the Term, unless extended by written agreement between the parties hereto.

In any of the foregoing cases, the parties shall be fully discharged from their obligations hereunder (except as set forth in Sections 2, 5 and 6 of this Services Agreement).

5.

Confidentiality.  Buyers and Seller each acknowledge that in connection with the provision or receipt of Services, each party will have access to highly confidential information about the other party which, if exploited in contravention of this provision, would seriously, adversely and irrevocably affect the business of the other party.  Consequently, each party agrees that during the Term and for a period of five (5) years following the termination or expiration pursuant to Section 4 of this Services Agreement, it shall maintain the confidentiality of all information about the business, operations and financial condition of the other party that it has access to by virtue of the provision or receipt of Services, and it shall not use any such information for any purpose, except as is strictly necessary to comply with the terms of this Services Agreement.  Each party further agrees that during the Term and for a period of five (5) years following the termination or expiration pursuant to Section 4 of this Services Agreement, it shall not, nor shall any of its Affiliates or employees, use in any manner any of the confidential information to which it or any of its Affiliates or employees have access by virtue of providing or receiving the Services, except where such information (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party in breach of this Services Agreement, generally known or available; (ii) is known by the receiving party at the time of receiving such information, provided the receiving party can demonstrate such knowledge by dated written records; (iii) is hereafter furnished to the receiving party by a third party who is not bound by an obligation of confidentiality to the disclosing party with respect to such information; (iv) is independently developed by or on behalf of the receiving party without any breach of this Services Agreement by dated written records; (v) is the subject of a written permission to disclose provided by the disclosing party; (vi) is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (vii) is required to be furnished or disclosed to a Governmental Body or by Legal Requirements.  If a party is compelled by a requirement of a Government Body or by Legal Requirements (including, without limitation, by subpoena or court order, but not pursuant to routine filing requirements) or discovery to disclose any confidential information, such party will promptly notify the other party in writing prior to making any disclosure to provide the other party a reasonable opportunity to either waive any objection to such disclosure or request a remedy from the appropriate authority, and the parties will reasonably cooperate in efforts to obtain such a remedy. If the notified party waives its objections or is unsuccessful in its request or fails to make such a request, the party required to disclose confidential information will furnish only that portion of such confidential information that is legally required.

6.

Indemnification.

(a)

Seller shall indemnify and hold Buyer harmless against all Losses resulting from or arising out of (i) the gross negligence or willful misconduct of Seller or the failure of Seller to comply with any applicable Legal Requirements in connection with the provision of the Services, (ii) any claim asserted by a third-party arising out of breach by Seller of the provisions of this Services Agreement, or (iii) any audit by a Governmental Body resulting from or arising out of Seller’s failure to provide any Tax or billing documents required to be provided pursuant to Schedule A or any Tax claims resulting from or arising out of the gross negligence or willful misconduct of Seller relating to Tax exemption status, Tax rate selection and Tax location codes, but excluding any such Losses caused by Buyer (including the failure to pay taxes) or resulting from or arising out of the gross negligence or willful misconduct of Buyer.

(b)

Buyer shall indemnify and hold Seller harmless against all Losses resulting from or arising out (i) the gross negligence or willful misconduct of Buyer in its performance of its obligations under this Services Agreement or the failure of Buyer to comply with any applicable Legal Requirements in connection with its obligations under this Services Agreement, (ii) any claim asserted by a third party arising out of any breach by Buyer of the provisions of this Services Agreement, or (iii) any audit of Buyer by a Governmental Body caused by Buyer (including the failure to pay taxes) or resulting from or arising out of the gross negligence or willful misconduct of Buyer.

(c)

Any claims for indemnification hereunder by a party hereto shall be made in accordance with the provisions of Section 9.3 of the Asset Purchase Agreement.

(d)

In no event shall either party, any of their affiliates or any of their directors, officers or employees be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any consequential, indirect, or punitive damages each of which is hereby excluded by agreement of the parties regardless of whether or not either party or any other such entity has been advised of the possibility of such damages; provided the foregoing exclusion shall not apply to any damages incurred by either party as a result of the gross negligence or willful misconduct of the other party or its affiliates.

7.

Software Licenses.  Within thirty (30) days after date of this Services Agreement, Buyer shall obtain licenses to use any software on the computers included in the Purchased Assets from the applicable software providers to the extent such licenses are required under the terms of the licenses of such software to Seller.

8.

Disputes.  It is the intent of the parties that all Disputes arising under this Services Agreement be resolved expeditiously, amicably, and at the level within each party’s organization that is most knowledgeable about the disputed issue.  The parties understand and agree that the procedures outlined below are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives and other designated personnel of the parties.  For purposes of the procedures set forth in this section, a “Dispute” shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to this Services Agreement between Buyer and Seller, including without limitation, any dispute between Buyer and Seller over the amount of compensation to be provided to Seller pursuant to Section 2.  The steps for Dispute Resolution are set forth below:

(a)

The complaining party’s representative will notify the other party’s representative in writing of the Dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

(b)

In the event that such matter remains unresolved five (5) business days after the delivery of the complaining party’s written notice, a senior representative of each party shall meet or participate in a telephone conference call within five (5) business days of a request for such a meeting or conference call by either party to resolve such matter.

(c)

In the event that the meeting or conference call specified in Section 7(b) above does not resolve such matter, the President, Chief Operating Officer or Senior Vice President of each party shall meet or participate in a telephone conference call within five (5) business days of the request for such a meeting or conference call by either party to discuss a mutually satisfactory resolution of such matter.

(d)

The parties agree that no written or oral statements of position or offers of settlement made in the course of the dispute resolution process described above will be offered into evidence for any purpose in any litigation between the parties, nor will any such written or oral statements or offers of settlement be used in any other manner against either party in any such litigation.  No such written or oral statements or offers of settlement shall constitute an admission or waiver of rights by either party in connection with any such litigation.  At the request of either party, any such written statements or offers of settlement, and all copies thereof, shall be promptly returned to the party providing the same.

9.

Amendment and Waiver.  This Services Agreement may not be amended or modified or any right or remedy herein waived except by a writing signed by a duly authorized representative of each of the parties.

10.

Reservation of Rights.  No failure by either party to insist upon strict compliance by the other party with any of the terms, provisions, or conditions of this Services Agreement in any instance shall be construed as a waiver or relinquishment by any party of another party’s right to insist upon strict compliance therewith in the future.

11.

Assignment.  This Services Agreement and the obligations of the parties hereunder may not be assigned or transferred by either party without the prior written consent of the other party.

12.

Binding Effect.  This Services Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.  No person or entity other than the parties hereto and their respective successors, legal representatives and permitted assigns is or shall be entitled to bring any action to enforce any provisions of this Services Agreement against any of the parties hereto.

13.

Notices.   All notices, consents, waivers and deliveries (“Notices”) under this Services Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (against receipt), (ii) sent by telecopier (with written confirmation of receipt), (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (with proof of reception), or (iv) five (5) days after being sent registered or certified mail, return receipt requested, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may hereafter designate by similar Notice to the other parties):

(a)

If to Seller:

The Standard Register Company
600 Albany Street
Dayton, Ohio  45405

Attention: Craig Brown, Chief Financial Officer

Telecopier No.:  (937) 221-1205

with a copy to:

The Standard Register Company
600 Albany Street
Dayton, Ohio  45405

Attention: Kathryn A. Lamme, General Counsel

Telecopier No.:  (937) 221-3431

with a copy to:

Dinsmore & Shohl LLP

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Harvey Cohen, Esq.

Telecopier No.: (513) 977-8141

(b)

If to Buyer:

Pitney Bowes Inc.
MSC 65-05
One Elmcroft Road
Stamford, Connecticut  06926
Telecopier No.:  (203) 351-6876
Attention:  Chief Operating Officer

with a copy to:

Pitney Bowes Inc.
MSC 64-01
One Elmcroft Road
Stamford, Connecticut  06926
Telecopier No.:  (203) 351-7756
Attention:  Deputy General Counsel

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Ronald Papa, Esq.

Telecopier No.: (212) 969-2900

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

14.

Further Assurances.  Each party hereto agrees to take any and all actions, including the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Services Agreement.

15.

Controlling Agreement.  This Services Agreement, the Asset Purchase Agreement and the other Ancillary Agreements are intended to be mutually explanatory of one another and shall, to the extent possible, be interpreted as a whole.  This Services Agreement is delivered pursuant to the Asset Purchase Agreement and is subject to the conditions, representations, warranties and covenants provided therein, and if and to the extent the provisions of this Services Agreement and the Asset Purchase Agreement are inconsistent, the provisions of the Asset Purchase Agreement shall be controlling.  If and to the extent the provisions of this Services Agreement and the Real Property License are inconsistent, the provisions of this Services Agreement shall be controlling.

16.

Governing Law.  This Services Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to conflict of laws principles.

17.

Counterparts.  This Services Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed as of the date first set forth above.

PITNEY BOWES INC.

By:________________________

Mark Davis

Vice President, Customer Service

THE STANDARD REGISTER COMPANY

By:________________________

Craig Brown

Senior Vice President, Treasurer &

Chief Financial Officer

SCHEDULE A

SERVICES

SCHEDULE B

COMPENSATION

EXHIBIT H

Form of Real Property License

This exhibit has been excluded, but will be provided upon request.

EXHIBIT I

Form of Certificate of Officer of Buyer

This exhibit has been excluded, but will be provided upon request.

EXHIBIT J

Opinion of Buyer’s Counsel

This exhibit has been excluded, but will be provided upon request.

EXHIBIT K

Seller Financial Statements

This exhibit has been excluded, but will be provided upon request.

SCHEDULE I

Seller’s Account

Bank:

Key Bank, Cleveland, Ohio

ABA Number:

041001039

Account Number:

860000074

Account Name:

The Standard Register Co.

SCHEDULE II

Accounting Procedures

Standard Register Company - Services Business Unit

Summary of Significant Accounting Policies

2004

1.

Inventory

1.1.

Standard cost valuation:

•

Inventories are valued using a standard cost which includes the vendor cost of the product plus the estimated inbound freight cost.  The standard for any particular part is updated if inventory management personnel note a significant change in the vendor cost versus the standard.  The organization’s practice is to do a comprehensive update of standards on a periodic basis.  The last such comprehensive update was performed in October 2003.

1.2.

Obsolescence reserves:

•

Inventory values are presented on the balance sheet net of obsolescence reserves.

•

Estimated obsolescence requirements are determined primarily through the evaluation of the last 12 months’ consumption of each part number (SKU).   Each SKU is evaluated and a reserve is established based on the following policy application:

Þ

If there has been zero consumption in the past 12 months, the entire on-hand cost of that SKU is reserved (100%),

Þ

If on-hand quantities are > 12 months’ consumption, than 50% of that “excess” quantity is reserved,

Þ

If the on-hand quantities are < 12 months’ consumption, than no reserve is required.

Þ

For a newly established part (created in the product master within the last 12 months), the above rules are NOT applied.  Instead, a flat 10% reserve is applied.  A part may be established in the system several months prior to the introduction of a new product line and the organization believes that the consumption history is not sufficient to establish a baseline to predict future consumption.

•

Repairable parts (such as circuit boards) are included in the obsolescence evaluation.  Although these items are not technically “consumed” in the course of business, we can evaluate their usage patterns by tracking how many times a particular SKU is “swapped” during the last twelve months.  The volume of these swap transactions is treated the same as consumption for purposes of the obsolescence evaluation.

1.3.

Physical confirmation:

•

The organization performs a count of all inventory locations on an annual basis.  In 2004, this count was performed on August 20, corresponding with the end of the August fiscal month.  The count performed in August revealed inventory shrinkage versus the perpetual records of $18,340, or < 0.5% of the net value of the inventory.

•

In the Reynolds & Reynolds mainstock location, parts designated as type D are not physically counted.   These are parts with a standard cost less than $5.00.  These parts were counted in July 2003 when the inventory was first transferred to R&R from its previous warehouse location at an SR facility in Memphis.  These parts are on the balance sheet at a value of $168K as of October 2004.

1.4.

Repairable parts

•

Some high-value inventory items are repairable (circuit boards, etc).  In these instances when the part is pulled from inventory and placed into the customer equipment, the FE retains the “bad” unit.  The FE can then return the bad unit to R&R where it is subsequently repaired and placed back into available inventory.  During this entire cycle, the part passes through several defined phases presented in the AST system as being in one of several “bins”:

Þ

“Good” bin:  Available for use.  The part is carried on the books at its full standard cost value.

Þ

“Bad” bin:  Unrepaired and still physically located in the field with an FE.  The part is considered to be of zero value at this point and is therefore not represented on the balance sheet.

Þ

“WIP” bin:  Unrepaired but physically received at R&R and placed in queue to be repaired.  The part is re-established on the balance sheet at its standard cost minus the cost to repair it ($120).  This is sometimes referred to as the “core cost”.

1.5.

Inventory purchasing

•

The Materials Control Supervisor places purchase orders with our vendors to order parts as needed.

Þ

For items received into mainstock, the personnel at R&R record the receipt of the part into the perpetual records (AST).

Þ

For items shipped from the vendor direct to an FE, the Materials Control Supervisor records the receipt into the perpetual records when he gets confirmation of shipment from the vendor.

1.6.

Inventory consumption

•

Field engineers (FE) consume inventory in the course of repairing customer equipment.  When parts are consumed, the FE records the consumption on the work order for that customer event.  When the work order is closed and the FE synchs with AST, the part quantity is decremented.  Work orders are completed regardless of whether the event is under service agreement, time and materials or preventative maintenance.

2.

Deferred service contract liability

2.1.

Most service is performed under a multi-period contract with the customer.  The  majority of contracts span <=12 months of future service and are billed to the customer prior to the start of the coverage period.  Since the initial bill is for the entire period of coverage, SRC immediately generates an AR/Cash asset for which the revenue has not yet been earned.  Therefore, during the duration of that contract, a portion of the contract’s total value should be carried in the deferred service contract liability account and amortized on a monthly basis.  In total, the unearned revenue account balance should represent the sum of the revenue value of all service still owed to all customers under contract.  This is expressed by the following equation at the individual contract level:

1.2.

Since the preponderance of the contracts are for coverage periods of 12 months or less, and the contracts are cancelable at customer’s discretion, the liability is classified as current for balance sheet presentation.

End date of prepaid term (minus) End

date of current fiscal month [ie, prepaid

Total amount of

Deferred service

day remaining

X

   prepayment

     =

contract liability

Total length of prepayment period in days

2.3.

Each contract is setup in AST with sufficient data elements to establish and ratably amortize the liability for each contract.  As a new contract is invoiced, AST increases (credits) the liability and debits Accounts Receivable.  Subsequent to the invoicing of the contract, AST uses the contract terms to calculate appropriate amortization of each contract each month and passes that amortization to the ledger in the form of a credit to revenue and a debit (reduction) to the liability.

3.

Revenue Recognition – contracts, T&M, I&W, internal

3.1.

Contract revenue is recognized on the income statement ratably each month to correspond with the proportional fulfillment of the service obligation.  The amount to amortize is calculated by the AST system (see 2.3 above) and passed to the ledger as an entry to debit the deferred service contract liability and credit revenue.

3.2.

Time and material revenue is recognized as it is earned.  When an FE finishes a T&M event, he closes the work order in AST.  The work order contains information necessary to bill the customer, including travel hours, hours on-site, parts consumed and travel miles.  T&M customer invoices are generated daily and work orders typically are invoiced the next business day after they are closed.

3.3.

Hardware installation & warranty services are provided by the organization on behalf of the customers of the Document Systems business unit of SR.  In exchange for these services, the Service business unit recognizes revenue from the end customer.

3.4.

Internal Service:  FE’s in the Service business unit currently provide hardware service (break-fix and PM) on various printers throughout the Standard Register production network.   In return for these activities, the Service BU charges the production BU a rate less than what was previously paid to external service providers.  This activity is reported as a cost credit for the Services BU.  In some cases the arrangement is on a T&M/workorder basis and in others it is on a contract rate basis for individual pieces of equipment.

4.

Accounts receivable, reserve for doubtful accounts and cancellation policy

4.1.

Trade accounts receivable detail is maintained in the PeopleSoft A/R module.

4.2.

Receivables are increased as customers are billed and decreased with cash applications, cancellations and writeoffs.

4.3.

Receivables are aged from the date of the first invoice for that transaction.

4.4.

Certain 3rd party customers (approx. 12) desire to receive their invoice in a format that is not currently supported by the Business primary billing system (AST).  In order to accommodate the customer request, we generate their invoices from another Standard Register billing application.  The revenue is recorded to the service P&L, but the open account receivable.

4.5.

At the end of each month, some work orders closed during the month will not be invoiced to the customer until the subsequent period.  Therefore, these work orders represent revenue that is earned and realizable, but not yet recognized.  Service accounting personnel gather this work order information and record an accrued revenue journal entry in a separate miscellaneous accounts receivable, to be reversed in the following month.  These accruals are generally not material, averaging $57K for the months of January-October 2004.

4.6.

Reserves for uncollectible accounts are recorded based on percentages applied to the A/R aging categories.  The percentages used are maintained consistently across periods, subject to infrequent review by management if there are significant shifts in collection experience.  Progressively higher reserve requirements are applied as accounts age.  Known, material, high-risk individual outlier items within aging categories may have additional or lesser reserves applied based on the surrounding circumstances.  Credits are removed from the aging totals prior to the application of reserve percentages.

4.7.

Software service agreements sold by the Document Systems business unit of SR are invoiced and collected via the Service ledger as a matter of convenience.  The revenue is transferred to the Document Systems ledger each month via a manual journal entry.  The dollar value of open receivables at the date of the reference balance sheet and the closing balance sheet will be deducted from the Service accounts receivable totals.  This amount is determined by totaling the open accounts receivable for the contracts containing software service agreements.

4.8.

Cancellations:  The business practice is to cancel service agreements at either the discretion of the customer or at SR discretion in the event of non payment.  Collection practices follow this sequence:

•

A list of accounts aged 60 days is sent to the renewal department for review and follow-up.

•

At 90 days a list of accounts > $1,000 is sent to the renewal department.

•

At 120 days, the contract is placed on service hold.

•

Throughout these timelines, normal SR collection processes are observed, namely:

Þ

Statements are sent at the first of each month

Þ

Dunning letters @ 30 days intervals

Þ

Manual follow-up by collection correspondents as needed

•

At any point during this process, the customer may request a cancellation via the renewal department or the collection department.

•

When contracts are cancelled prior to the collection of the invoice, the open receivable, unamortized deferred service liability and any recognized revenue are reversed in full.

•

When contracts are cancelled subsequent to payment, a pro rata portion of the contract is refunded to the customer.

•

If the customer requests cancellation but there have been service calls provided under the contract, the cancellation is not granted.  The customer is required to either pay the contract amount or to convert to a T&M relationship and pay for the incurred service calls at normal hourly rates.

5.

Financial reporting – Monthly closing & account reconciliations

5.1.

At the end of each fiscal month, an accounting close and financial reporting process is executed.  Standard cutoffs of each significant subsystem are applied.  All sources of routine events and transactions are identified and captured.

5.2.

A comprehensive list of closing duties is maintained and identifies which staff person is responsible for each task.  These duties are marked off each month as they are completed.

5.3.

Individuals responsible for executing the financial close have adequate training and knowledge to perform their duties.

5.4.

Journal entries are reviewed by accounting management prior to closing.

5.5.

Financial statements are prepared and reviewed for accuracy each month by SR corporate accounting.

5.6.

All balance sheet accounts are reconciled monthly and reviewed by management.  At the end of each fiscal quarter, the reconciliations are submitted to SR’s external auditors for review.

5.7.

The Service business unit is commingled with the Supplies business unit within the PeopleSoft ledger.  SR is able to extract Service-only financial information via use of department/cost center distinctions and balance sheet reconciliation specific information.

6.

Non-recurring adjustments recap

6.1.

In 2003, new individuals assumed the financial management positions within the Service business unit.  Extensive review and cleanup of the balance sheet was performed through the balance of the year, resulting in a number of non-recurring adjustments.  These adjustments have been consistently disclosed on financial summaries provided to the buyer.  In addition to the disclosure of the items, historical income statements provided to the buyer have been normalized to remove the effect of these entries.  A recap of these adjustments follows:

Þ

Deferred service contract liability was increased by $1.884MM in December 2003.  This adjustment was required to reconcile the general ledger to the supporting contract detail and is deemed attributable to periods prior to 2003.

Þ

Parts inventory was reduced by $727K in 2003 to correct an error in the reconciliation that dated to 2001.

Þ

Reserve for parts obsolescence was increased by $3.7MM in 2003 to reflect the first time application of the revised obsolescence policy stated above (section 1.2), as well as to correct for errors in the prior report used to estimate the reserve.

Þ

Parts inventory was reduced by $292K in March 2004 as a result of the implementation of a new accounting method for recording the swap and repair cycle of repairable parts (circuit boards and other).

7.

Depreciation

7.1.

The Service BU adheres to the capital asset policies established by the Corporate SR accounting function.  Key components include:

Þ

Items with a useful life > 1 year and cost > $1,000 are considered to be capital expenditures.

Þ

Capital items are loaded into the asset management subsystem with data elements including but not limited to the item’s cost, acquisition date and estimated useful life.

Þ

Depreciation for book purposes is performed on a straight-line basis, with the half-year convention followed in the first and final year.

8.

Accrued Miscellaneous Expenses

8.1.

At the end of any fiscal period, the business unit has incurred liabilities for which SR has not yet received an invoice from the vendor.  A standard unentered liability review is performed by an SR accountant to identify, value and record the liability on the ledger.  This accrual generates the balance in the account identified in the purchase agreement as “accrued miscellaneous expenses”.

9.

Software service agreement liability

9.1.

A separate SR organization (Document Systems, “DS”) is in the business of selling hardware and internally developed software.  They also sell software service agreements, most of which are renewable annually.  These agreements are maintained and invoiced from the Services AST system, commingled with the hardware service agreements.  As a result, the amortized revenue initially accrues to the Services business unit and is subsequently transferred to the DS unit via a manual journal entry.  This transfer of revenue is reflected in the historical income statements that have been provided to the buyer.

9.2.

In addition to the transfer of the revenue to the DS unit, the Service balance sheet needs to be adjusted each period to remove the software service agreement values from the deferred service contract liability and from trade accounts receivable.  These adjustments were identified and applied to the October reference balance sheet and will be determined and applied to the closing balance sheet as well.

SCHEDULE III

Seller’s Brokers’ Fees

None.

SCHEDULE IV

Buyer’s Brokers’ Fees

None.

SCHEDULE V

Reference Balance Sheet

TABLE OF CONTENTS

Page

ARTICLE I SALE AND PURCHASE OF ASSETS; CLOSING

1.1

Certain Terms.

1.2

Sale and Purchase of Purchased Assets; Assumption of Certain Liabilities.

1.3

Payment of Purchase Price.

1.4

The Closing.

1.5

Closing Deliveries.

ARTICLE II PURCHASE PRICE ADJUSTMENT, ESCROW and related matters

2.1

Net Working Capital and Accounts Receivable Adjustments.

2.2

Purchase Price Allocation.

2.3

Escrow.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

3.1

Organization, Good Standing and Qualification.

3.2

Right to Purchase Price.

3.3

Subsidiaries.

3.4

Authorization; Enforceability.

3.5

No Conflict.

3.6

Governmental Authorities; Consents.

3.7

Legal Compliance.

3.8

Licenses, Permits, Orders and Authorizations.

3.9

Litigation.

3.10

Financial Statements; Books and Records.

3.11

Title to Assets.

3.12

Absence of Certain Changes or Events.

3.13

Undisclosed Liabilities.

3.14

Intellectual Property.

3.15

Intentionally Omitted

3.16

Tangible and Intangible Assets.

3.17

Sufficiency of Assets.

3.18

Guarantees.

3.19

Customers.

3.20

Suppliers.

3.21

Intentionally Omitted

3.22

Affiliated Transactions.

3.23

Product Liability.

3.24

Contracts.

3.25

Employee Benefits Plans; ERISA.

3.26

Environmental Matters.

3.27

Tax Returns and Payments.

3.28

Insurance.

3.29

Employees; Labor Agreements and Actions.

3.30

Certain Payments.

3.31

Brokers’ Fees.

3.32

Full Disclosure.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

4.1

Organization and Good Standing.

4.2

Authorization; Enforceability.

4.3

No Conflict.

4.4

Governmental Authorities; Consents.

4.5

Certain Proceedings.

4.6

Brokers’ Fees.

ARTICLE V COVENANTS

5.1

Access and Investigation.

5.2

Operation of the Business by Seller.

5.3

Tax Matters.

5.4

Efforts to Consummate.

5.5

Notification.

5.6

Employment Matters.

5.7

Bulk Sales Laws.

5.8

No Negotiation.

5.9

Payment of Brokers’ Fees.

5.10

Non-Competition; Non-Solicitation.

5.11

Confidential Information.

5.12

Acknowledgment.

5.13

Refunds.

5.14

Seller Mail.

5.15

Insurance.

5.16

Assignment.

5.17

Use of Excluded Intellectual Property.

5.18

Service Customers.

ARTICLE VI CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

6.1

Accuracy of Representations.

6.2

Seller’s Performance.

6.3

Consents; Estoppels.

6.4

No Proceedings.

6.5

No Material Adverse Change.

6.6

Release of Encumbrances.

6.7

FIRPTA Certificate.

6.8

Ancillary Agreements and Closing Deliveries.

ARTICLE VII CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

7.1

Accuracy of Representations.

7.2

Buyer’s Performance.

7.3

No Proceedings.

7.4

Ancillary Agreements and Closing Deliveries.

ARTICLE VIII TERMINATION

8.1

Termination Events.

8.2

Effect of Termination.

8.3

Election Not to Terminate.

ARTICLE IX INDEMNIFICATION; REMEDIES

9.1

Survival of Representations and Warranties.

9.2

Indemnification.

9.3

Defense of Claims.

9.4

Escrow Deposit.

9.5

Exclusive Remedy.

ARTICLE X DEFINITIONS

10.1

Certain Definitions.

ARTICLE XI MISCELLANEOUS

11.1

Expenses.

11.2

Press Releases and Public Announcements.

11.3

No Third-Party Beneficiaries.

11.4

Notices.

11.5

Consent to Jurisdiction.

11.6

Further Assurances.

11.7

Amendments and Waivers.

11.8

Entire Agreement.

11.9

Assignments, Successors and No Third-Party Rights.

11.10

Severability.

11.11

Headings; Construction.

11.12

Governing Law.

11.13

Counterparts; Facsimile.

11.14

Knowledge and/or Awareness.

Disclosure Schedule

Exhibit A:

Form of Bill of Sale

Exhibit B:

Form of Assignment and Assumption Agreement

Exhibit C:

Form of Assignment of Intellectual Property

Exhibit D:

Form of Certificate of Officer of Seller

Exhibit E:

Form of Opinion of Seller’s Counsel

Exhibit F:

Form of Sales Representative and Subcontract/Reseller Agreement

Exhibit G:

Form of Transitional Services Agreement

Exhibit H:

Form of Real Property License

Exhibit I:

Form of Certificate of Officer of Buyer

Exhibit J:

Form of Opinion of Buyer’s Counsel

Exhibit K:

Seller Financial Statements

Schedule I:

Seller’s Account

Schedule II:

Accounting Procedures

Schedule III:

Seller’s Brokers’ Fees

Schedule IV:

Buyer’s Brokers’ Fees

Schedule V:

Reference Balance Sheet

i